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                          WEB YP AGREEMENT

     This ACQUISITION AGREEMENT (the "AGREEMENT") is made and entered into as of this 3rd day of June, 1999, by and among Advanced Communications Group, Inc., a Delaware corporation ("PARENT") and ACG Acquisition VI Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("ACQUISITION SUBSIDIARY"), on the one hand and Web YP, Inc., a Texas corporation ("WEB"), Richard O'Neal, a resident of the State of Texas ("O'NEAL"), and Richard L. Reid, a resident of the State of Texas ("REID") (O'Neal and Reid are together referred to herein as the "WEB SHAREHOLDERS"), on the other.

                             RECITALS

     A. Parent desires to acquire, and Web and the Web Shareholders desire Parent to acquire, all of the outstanding common stock of Web, on the terms and subject to the conditions set forth in this Agreement.

     B. In furtherance of such acquisition, the respective Boards of Directors of Parent, Acquisition Subsidiary and Web have approved the merger (the "MERGER") of Acquisition Subsidiary with and into Web in accordance with the laws of the States of Texas and Delaware, all on the terms and conditions set forth in this Agreement.

     C. The Boards of Directors of each of Web, Acquisition Subsidiary and Parent believe it is in the best interests of each company and their respective stockholders and the Board of Directors of Parent has directed or will direct that the Agreement be submitted to the shareholders of Parent with the recommendation that the Agreement, including, but not limited to, the issuance of shares of Parent Common Stock pursuant to this Agreement, be approved by the Parent's stockholders and the Boards of Directors of Web and Acquisition Subsidiary have directed or will direct that the Merger be submitted to their respective shareholders in accordance with the Corporation Laws.

     D.   The Web Shareholders own all outstanding shares of Web
Common Stock, believe that the Merger and the transactions contemplated by this Agreement are in their best interests and desire to enter into this Agreement.

     E. The parties intend that the Closing will occur prior to or concurrently with (i) the closing of the acquisition by Parent or a direct or indirect subsidiary of Parent of all of the outstanding capital stock of YPtel Corporation, a corporation incorporated under the laws of Canada (the "COMPANY") pursuant to that certain Acquisition Agreement, a form of which has been provided by Parent to Web (the "COMPANY ACQUISITION AGREEMENT"), dated as of June 3, 1999, among the Parent, the Company, the shareholders of the Company (the "COMPANY SHAREHOLDERS"), the J.L.R. Family Trust, the Paisley Family Trust, Edward Truant, Douglas G. McIntyre, Imperial Capital Limited, a corporation organized under the laws of the Province of Ontario ("ICL"), Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust; (ii) the closing of the acquisition by Parent or a subsidiary of Parent of all of the outstanding capital stock of Big Stuff, Inc. ("BIG STUFF") (Web and Big Stuff are sometimes collectively referred to as "WORLDPAGES") whether by merger, exchange or


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otherwise; (iii) the pay-off of the promissory notes (collectively, the
"GREAT WESTERN NOTES") in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) (plus accrued but unpaid interest at the time of pay-off) from the Company to O'Neal and certain other former shareholders of Great Western Directories, Inc. (collectively, the "GREAT WESTERN SHAREHOLDERS") by the issuance of Parent Common Stock to the Great Western Shareholders; and (iv) the satisfaction of the other conditions to closing set forth in this Agreement, the Company Acquisition Agreement and the Big Stuff Acquisition Agreement.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  ARTICLE I - TERMS OF THE MERGER

     1.1  The Merger.  Upon the terms and subject to the conditions
          ----------
of this Agreement, the Merger shall be consummated in accordance with the Texas General Corporation Law (the "TEXAS CORPORATION LAW") and the Delaware General Corporation Law (together with the Texas Corporation Law, the "CORPORATION LAWS"). At the Effective Time, upon the terms and subject to the conditions of this Agreement, Acquisition Subsidiary shall be merged with and into Web in accordance with the Corporation Laws and the separate existence of Acquisition Subsidiary shall thereupon cease, and Web, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Texas as a subsidiary of Parent and under the corporate name "Web YP, Inc." The Certificate of Incorporation of Web shall be the certificate of incorporation of the Surviving Corporation. The parties shall prepare and execute a certificate of merger in a form to be agreed to by the parties hereto, acting reasonably (the "CERTIFICATE OF MERGER"), in order to comply in all respects with the requirements of the Corporation Laws and with the provisions of this Agreement.

     1.2     Effective Time.  The Merger shall become effective as of
             --------------
the time of the filing of the Certificate of Merger with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Corporation Laws or at such later time as may be specified in the Certificate of Merger. The Certificate of Merger shall be filed, and the closing of the Merger (the "CLOSING") shall occur, as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. The Closing shall occur at the offices of Blackwell Sanders Peper Martin LLP, 720 Olive Street, Suite 2400, St. Louis, Missouri 63101, unless another place or time is agreed to in writing by Parent and Web. The time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME" and the date on which the Effective Time occurs is herein referred to as the "CLOSING DATE."

     1.3  Merger Consideration.  Subject to the provisions of this
          --------------------
Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares ("WEB SHARES") of common stock, no par value per share, of Web ("WEB COMMON STOCK") as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for the Web Shares, 309.0909 shares (the "EXCHANGE RATIO") of Parent Common Stock, par value $.0001 per share ("PARENT COMMON STOCK"), plus cash in lieu of any fractional share as hereinafter provided (the "MERGER CONSIDERATION"). The Exchange Ratio is calculated based on the assumption that all outstanding options and warrants

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to purchase Web Common Stock will be exercised effective on or before the Closing Date. If any of such options or warrants are not so exercised, the Exchange Ratio shall be increased to reflect the actual number of shares of Web Common Stock issued and outstanding as of the Closing Date; provided, however, that Parent shall have no
              --------  -------
obligation with respect to any such unexercised options and warrants.

     No fractional shares of Parent Common Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights as a shareholder of Parent. In lieu thereof, any Person who would otherwise be entitled to a fractional share of Parent Common Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share. The value of such fractional share for purposes hereof shall be the product of such fraction multiplied by Five and 50/100 Dollars ($5.50).

     Each share of Web Common Stock held in the treasury of Web or by a wholly-owned subsidiary of Web shall be cancelled as of the Effective Time and no Merger Consideration shall be payable with respect thereto. From and after the Effective Time, there shall be no further transfers on the stock transfer books of Web of any of the Web Shares outstanding prior to the Effective Time.

     Subject to the provisions of this Agreement, at the Effective Time, all the shares of Acquisition Subsidiary common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.

     1.4   Stockholders' Rights upon Merger.  Upon consummation of
           --------------------------------
the Merger, the Certificates shall cease to represent any rights with respect thereto, and, subject to applicable Law (as hereinafter defined) and this Agreement, the Certificates shall only represent the right to receive the Merger Consideration including the amount of cash, if any, payable in lieu of fractional shares of Parent Common Stock into which the Web Shares have been converted pursuant to this Agreement.

     1.5   Surrender and Exchange of Shares. At the Effective Time,
           --------------------------------
each holder of a Web Share shall surrender and deliver the Certificates and transmittal letter (the "LETTER OF TRANSMITTAL") to Continental Stock Transfer and Trust Company. Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of Parent Common Stock into which such holder's Web Shares have been converted pursuant to this Agreement plus the amount of cash payable in lieu of any fractional share. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to receive that number of whole shares of Parent Common Stock into which the Web Shares have been converted pursuant to this Agreement, plus the amount of cash payable in lieu of any fractional share; provided, however, that no
                                         --------  -------
dividends or other distributions, if any, in respect of the shares of Parent Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such Certificates and Letters of Transmittal are surrendered and delivered as provided herein. Subject to applicable Law, after the surrender and exchange of the Certificates, the record holders thereof will be entitled to receive any such

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dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of Parent Common Stock for which such Certificates were exchangeable. Holders of any unsurrendered Certificates shall not be entitled to vote Parent Common Stock until such Certificates are exchanged pursuant to this Agreement.

     1.6   Directors.  Immediately following the Closing Date, the
           ---------
Board of Directors of the Parent shall be restructured to be composed of eight (8) members as follows: (i) one director chosen by Parent and one director chosen by ICL to serve three (3) year terms; (ii) one director chosen by Parent and one director chosen by ICL and one director to be agreed to by Parent, ICL and WorldPages to serve two (2) year terms; and
(iii) one director chosen by Parent and one director chosen by ICL and one director to be agreed to by Parent, ICL and WorldPages to serve one
(1) year terms. The directors to be nominated by the Parent are currently anticipated to be Richard O'Neal, Robert Benton and Marvin Moses. The directors to be nominated by ICL are currently anticipated to be Wilmot Matthews, George Anderson and Robert Flynn. The parties hereto expressly acknowledge and agree that this Section 1.6 is not
                                                 -----------
intended to, and does not, except with regard to the initial Board of Directors of Parent referenced in this Section 1.6, impose any
                                       -----------
requirement that the Board of Directors of Parent be comprised of the individuals listed in this Section 1.6 or that any Person has a right
                           -----------
to designate a certain individual or a certain number of individuals as nominees to the Board of Directors of Parent.

     1.7   Bylaws.  At and after the Effective Time, the Bylaws of
           ------
Acquisition Subsidiary in effect at the Effective Time shall be the Bylaws of the Surviving Corporation (subject to any subsequent amendment).

     1.8   Other Effects of Merger.  The Merger shall have all
           -----------------------
further effects as specified in the applicable provisions of the Corporation Laws.

     1.9   Tax-Free Reorganization.  The parties intend that the
           -----------------------
Merger qualify as a tax-free reorganization pursuant to Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368(a) of the Treasury regulations.

     1.10  Convertible Note.  At any time between the date hereof and
           ----------------
Closing, O'Neal and Reid may continue to lend up to Ten Million Dollars ($10,000,000) to Web or Big Stuff pursuant to a "CONVERTIBLE NOTE", described below. The Convertible Note includes amounts lent by O'Neal and Reid to Web or Big Stuff since January 1, 1999. The Convertible
Note will provide additional working capital required by Web or Big
Stuff (i) to consummate the contemplated contractual arrangements with Excite and to fulfill its obligations thereunder, (ii) to pay for extraordinary capital expenditures approved in advance by a disinterested majority of the Board of Directors of the Parent, including consummation of contractual arrangements with other entities similar to those with Excite, or (iii) for working capital purposes, including for ordinary capital expenditures. The conversion feature of the Convertible Note shall provide that the principal amount of the Convertible Note, but not the accrued but unpaid interest, shall be convertible into Parent common stock at any time on or after Closing at a conversion price of $5.50 per share. If the acquisition of WorldPages contemplated by this Agreement and the Big Stuff Acquisition Agreement shall not be consummated, the conversion feature shall not be operable, and Parent shall have no obligations under the Convertible Note. The parties agree that notwithstanding anything herein or in the Big Stuff Acquisition Agreement to the contrary, there shall be no "doubling" of the amount which may be lent by O'Neal and Reid to Web or Big Stuff

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and that an aggregate maximum amount of $10,000,000 may be lent by O'Neal and Reid to Web and Big Stuff, collectively.

     1.11  Due Diligence Review.
           --------------------

           (a) At the time of execution of this Agreement, neither Parent nor Web has received from the other any Disclosure Schedules which are to become part of this Agreement and neither Parent nor Web has conducted its due diligence investigation of the other. Within twenty-one (21) days after the date of this Agreement (the "SCHEDULE PERIOD"), each of Parent and Web shall deliver to the other any Disclosure Schedules which it is required or may desire to provide hereunder. Upon execution hereof, each of Parent and Web shall be entitled forthwith to commence its due diligence review of the books, records and operations of the other (including the Parent Securities Filings), provided, however, that any review conducted by Parent or
          -------- --------
Web pursuant to the provisions of this Section 1.11 shall be completed
                                       ------------
within thirty (30) days from the date of this Agreement or within nine
(9) days of receipt of all Disclosure Schedules from the other party, whichever shall be the longer period. If as a result of such review, either Parent or Web finds in good faith that it is not in its economic best interest to proceed with the Closing as contemplated herein, it may, at or prior to the expiration of said due diligence review period (as extended by failure of a party to provide its Disclosure Schedules on a timely basis), terminate this Agreement without penalty by giving the other party written notice of such termination in the manner provided in Section 11.1. Nothing in this Section 1.11 shall be
            ------------                   ------------
construed to limit the right of any party to continue its due diligence review through the Closing Date.

           (b) If either party decides to terminate the Agreement pursuant to the provisions of Section 1.11(a) hereof, neither party
                              ---------------
shall have any further obligation to the other under this Agreement; provided, however, that the terminating party shall be liable to the
--------  -------
other party for the fee set forth in Section 8.2(b) or 8.2(c), as
                                     ------------------------
applicable, if such terminating party subsequently enters into a Parent Triggering Transaction or a Web Triggering Transaction, as the case may be, that would require the payment of the fee required by Section 8.2.
                                                          -----------

     1.12  Additional Actions.  If, at any time after the Effective
           ------------------
Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm or record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Subsidiary or Web or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition Subsidiary or Web, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Subsidiary or Web, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     ARTICLE II - REPRESENTATIONS AND WARRANTIES OF WEB AND THE WEB
                             SHAREHOLDERS

     Web on behalf of itself and the Web Shareholders, jointly and severally represent and warrant to and covenant with Parent as follows:

                                5

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     2.1   Organization and Good Standing.  Web is a corporation duly
           ------------------------------
organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Web is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Web Material Adverse Effect. Schedule
                                                                --------
2.1 to be provided during the Schedule Period sets forth a complete and
---
accurate list of the jurisdictions of incorporation or organization and qualification or license of Web. Web has heretofore delivered, or will deliver during the Schedule Period, to Parent accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Web.

     2.2   Capitalization.  As of the date hereof, the authorized
           --------------
capital stock of Web (the "WEB STOCK") consists of 10,000 shares of common stock. As of the date hereof, (a) 6,086 shares of Web Stock were issued and outstanding, and (b) 3,914 shares of Web Stock were issuable upon exercise of outstanding warrants and options (after giving effect to the acceleration of vesting to be triggered by the transactions contemplated by this Agreement). No other capital stock of Web is issued or outstanding. All issued and outstanding shares of the Web Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on Schedule 2.2 to be provided
                                         ------------
during the Schedule Period, as of the date of this Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Web, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Web or the ownership thereof other than those, if any, described on Schedule 2.2 or those imposed generally by the Securities
             ------------
Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

     2.3   Subsidiaries.  Web does not and will not, from the date of
           ------------
this Agreement until the Closing Date, hold, directly or indirectly, any capital stock or other interest in any Person.

     2.4   Authorization; Binding Agreement.  Web and the Web
           --------------------------------
Shareholders have all requisite power and authority to execute and deliver this Agreement and the Web Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Web or any Web Shareholder is or will be a party or a signatory (the "WEB TRANSACTION AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby including, but not limited to the Merger, have been or will be duly and validly authorized by Web's Board of Directors and no other corporate or other proceedings on the part of Web or any Web Shareholder are necessary to authorize the execution and delivery of this Agreement and the Web Transaction Agreements or to consummate the transactions contemplated hereby or thereby (other than the adoption of this Agreement by the Web Shareholders in accordance with the Texas Corporation Law and the Articles of Incorporation and Bylaws of Web). This Agreement has been duly and validly executed and delivered by Web and the Web Shareholders and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Web Transaction Agreements will constitute, the legal, valid and binding

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agreements of Web and the Web Shareholders, enforceable against Web and the
Web Shareholders in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (collectively, the "ENFORCEABILITY EXCEPTIONS").

     2.5   Governmental Approvals.  No consent, approval, waiver or
           ----------------------
authorization of, notice to or declaration or filing with ("CONSENT") any Governmental Authority on the part of Web or any of the Web Shareholders is required in connection with the execution or delivery by Web or the Web Shareholders of this Agreement and the Web Transaction Agreements or the consummation by Web or the Web Shareholders of the transactions contemplated hereby or thereby other than (i) the filing of the Certificate of Merger with the Secretary of State of the States of Texas and Delaware;
(ii) filings with the SEC and state securities laws administrators, (iii) Consents from or with Governmental Authorities set forth on Schedule 2.5
                                                            ------------
to be provided during the Schedule Period, (iv) filings under the HSR Act, and (v) those Consents that, if they were not obtained or made, do not or would not have a Web Material Adverse Effect.

     2.6   No Violations.  The execution and delivery of this Agreement
           -------------
and the Web Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Web and the Web Shareholders with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Web, (ii) except as set forth on Schedule 2.6 to be provided during
                                    ------------
the Schedule Period, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Web Material Contract or other obligation to which Web or any Web Shareholder is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Web or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 above, contravene any
                                        -----------
Law currently in effect to which Web or any Web Shareholder or its or any of its respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not have a Web Material Adverse Effect.

     2.7   Litigation.  Except as set forth in Schedule 2.7 to be
           ----------                          ------------
provided during the Schedule Period, there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator, mediator or other Governmental Authority ("LITIGATION") pending or, to the knowledge of the Web Shareholders or Web, threatened against Web or any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Web, or otherwise relating, in a manner that could have a Web Material Adverse Effect, to Web or the securities of Web, or any properties or rights of Web or that could prevent or delay the consummation of the transactions contemplated by this Agreement.

     2.8   Web Financial Statements.  The unaudited interim financial
           -----------------------
statements of Web as of and for the fiscal year ended December 31, 1998, and as of and for the three months ended March 31, 1999 (the "WEB FINANCIAL STATEMENTS") have been or will be, during the Schedule Period, provided to Parent. Except as noted thereon, the Web Financial Statements were or, as to those

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Web Financial Statements provided or required to be provided subsequent to the date hereof pursuant to this section, will be prepared in accordance with generally accepted accounting principles applicable to the business of Web consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of Web except as may be indicated therein or in the notes thereto, subject to normal year-end adjustment in the ordinary course with respect to certain items immaterial in amount or effect and the exclusion of footnote disclosure in interim Web Financial Statements) the financial condition and assets and liabilities or the results of operations of Web as of the dates and for the periods indicated. Except as reflected in the Web Financial Statements, as of their respective dates, Web did not have any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Web Financial Statements. Any financial statements prepared with respect to Web subsequent to the date hereof promptly shall be provided to Parent and shall constitute Web Financial Statements for purposes hereof.

     2.9   Absence of Certain Changes or Events.  Except as set forth
           ------------------------------------
in Schedule 2.9 to be provided during the Schedule Period, since March
   ------------
31, 1999, through the date of this Agreement, there has not been: (i) any Event that could reasonably be expected to have a Web Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to the Web Shareholders, but only if the entire amount of such dividend is paid to Big Stuff as a capital contribution) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Web; (iii) any return of any capital or other distribution of assets to stockholders of Web (except to Web or a subsidiary wholly owned by Web); (iv) other than in the ordinary course of business any investment of a capital nature by Web by the purchase of any property or assets except to the extent such investment is in the ordinary course of business and is individually or in the aggregate, not in excess of $75,000; (v) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any Person or business; (vi) any sale, disposition, pledge, mortgage or other transfer of assets or properties of Web other than in the ordinary course of business consistent with past practice; (vii) any action or agreement or undertaking by Web to take any action that, if taken or done on or after the date hereof, would result in a breach of Section 6.6 below; (viii) any employment, severance or
            -----------
consulting agreement entered into by Web with any stockholder, officer, director, agent, employee or consultant of Web or any amendment or modification to, or termination of, any current employment, severance or consulting agreement to which Web is a party or by which it is bound; (ix) any forgiveness, cancellation, compromise, settlement, waiver or release of any debts, claims, rights or Litigation, in each case in excess, individually or in the aggregate, of $25,000; (x) any agreement, authorization or commitment to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty of Web in this Agreement untrue or incorrect in any material respect; (xi) any failure by Web to conduct its business in the ordinary course consistent with past practice, it being understood, however, that Web has accelerated and intensified its business activities since March 31, 1999, including a payment in the amount of $3,500,000 to be made to Excite.

     2.10  Compliance with Laws.  The business of Web has been operated
           --------------------
in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not have a Web Material Adverse Effect.

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     2.11  Permits.  (i) Web has all permits, certificates, licenses,
           -------
approvals, and other authorizations required in connection with the operation of its business (collectively, "WEB PERMITS"), (ii) Web is not in violation of any Web Permit, and (iii) no proceedings are pending or, to the knowledge of Web, threatened, to revoke or limit any Web Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and would not have a Web Material Adverse Effect.

     2.12  Finders and Investment Bankers.  Neither Web nor any of its
           ------------------------------
officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     2.13  Contracts.  Except as set forth in Schedule 2.13 to be
           ---------                          -------------
provided during the Schedule Period, Web is not a party or subject to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal ("WEB MATERIAL CONTRACT"). For purposes of this Section 2.13, a note, bond, mortgage,
                                  ------------
indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal shall be considered a Web Material Contract (a) if it is with an affiliate of Web, (b) if the financial obligation of Web thereunder or, if applicable, to the assets or properties of Web could exceed $25,000 after the Closing Date, or (c) if it provides for any exclusivity or non-competition restrictions applicable to Web. Web has made available, or will make available during the Schedule Period, to Parent true and accurate copies of the Web Material Contracts. All such Web Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. Any and all transactions between or involving Web and an affiliate thereof were entered into in the ordinary course of business and are upon fair and reasonable terms not materially less favorable than Web could obtain or become entitled to in an arm's-length transaction with a Person that is not an affiliate. Except as set forth in Schedule 2.5 to
                                                         ------------
be provided during the Schedule Period, (i) no Consent of any Person is needed in order that each such Web Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, and (ii) Web is not in material violation or breach of or default under any such Web Material Contract, nor to Web's knowledge is any other party to any such Web Material Contract in material violation or breach of or default under any such Web Material Contract.

     2.14  Employee Benefit Plans.   Except as set forth in Schedule
           -----------------------                          --------
2.14 to be provided during the Schedule Period, there are no Benefit Plans
----
(as defined below) maintained or contributed to by Web under which Web could incur any liability. A "BENEFIT PLAN" shall mean (i) an employee benefit plan as defined in Section 3(3) of the ERISA, even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, insurance, medical, hospitalization, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of the employer or their beneficiaries or dependents, (b) a multi-employer plan as defined in Section 3(37) of ERISA (a "MULTI-EMPLOYER PLAN") or in any other applicable Law, or (c) a multiple employer plan as defined in Section 413 of the Code or in any other applicable Law.

     With respect to each Benefit Plan (where applicable): Web has made, or will make within the Schedule Period, available to Parent complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) annual reports on the Form 5500 series for the last three (3) years; (iii) financial statements and/or annual and periodic accountings of plan assets for the last three (3) years; (iv) the most recent determination letter received from the IRS; (v) actuarial valuations for the last three (3) years; and (vi) the most recent summary plan description as defined in ERISA.

     No Web Benefit Plan is a defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code. Each of the Web Benefit Plans has been maintained in compliance with its terms and all applicable Law, except where the failure to do so would not result in a Web Material Adverse Effect or a Surviving Corporation Material Adverse Effect. Web does not contribute to, and does not have any outstanding liability with respect to, any Multi-employer Plan.

     Except as set forth in Schedule 2.14, the consummation of the
                            -------------
Merger will not, either alone or in conjunction with another Event: (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual.

     2.15  Taxes and Returns.
           -----------------

           (a)  Except as disclosed in Schedule 2.15 to be provided
                                       -------------
during the Schedule Period, Web has timely filed, or caused to be timely filed, all federal, state, local and foreign income, gross receipts, sales, use, property, production, payroll, franchise, withholding, employment, social security, license, excise, transfer, gains, and other tax returns or reports required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all taxes and governmental charges, assessments and contributions of any nature whatsoever including, but not limited to, any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "TAX"), required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Web Financial Statements have been established or which are being contested in good faith and have been disclosed in writing to Parent prior to the date of this Agreement. Except as set forth in Schedule 2.15,
                                                       -------------
there are no claims or assessments pending against Web for any alleged deficiency in any Tax, and Web does not know of any threatened Tax claims or assessments against Web (other than those for which adequate reserves in the Web Financial Statements have been established or which are being contested in good faith and have been disclosed in writing to Parent prior to the date of this Agreement). Except as set forth in Schedule 2.15,
                                                        -------------
Web has not made an election under Section 338 of the Code and has not taken any action that would result in any Tax liability of Web as a result of a deemed election within the meaning of Section 338 of the Code. Except as set forth in Schedule 2.15, Web does not have any waivers or
                -------------
extensions of any applicable statute of limitations to assess any Taxes. Except as set forth in Schedule 2.15, there are no outstanding requests
                       -------------
by Web for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. Web (i) has elected to be treated as, and from the date of such election until the date hereof has met, and currently meets, the eligibility requirements for treatment as, an "S" corporation under the Code; and (ii) as of the date hereof, has no subsidiaries for Tax purposes.

           (b) A listing of all Tax sharing agreements or similar arrangements with respect to or involving Web is set forth in Schedule 2.15.
                                                              -------------

           (c)  Except as set forth in Schedule 2.15, Web has not made
                                       -------------
or become obligated to make, or will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

           (d) Web has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax liability within the meaning of
Section 6662(d) of the Code.

           (e) There are no liens for Taxes on the assets of Web except for statutory liens for current Taxes not yet due and payable.

           (f)  All elections with respect to Taxes affecting Web are set forth in Schedule 2.15 or, with respect to elections made on or
             -------------
before December 31, 1996, are reflected in the Tax returns of Web filed and provided to Parent prior to the date of this Agreement, or to be provided to Parent during the Schedule Period. Web has not: (i) made and will not make a deemed dividend election under Treas. Reg. Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) consented at any time under Section 341(f)(l) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of Web; (iii) agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) made an express election, and is not required, to treat any asset of Web as owned by another Person for federal income Tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (v) made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state, foreign or local income Tax provision.

           (g)  Except as set forth in Schedule 2.15, Web is not a
                                       -------------
partner or member in any joint venture, partnership, limited liability company or other arrangement or contract that is or could be treated as a partnership for federal income Tax purposes.

           (h)  Except as set forth in Schedule 2.15, Web is not a
                                       -------------
party to or otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss before the Closing Date, and a corresponding recognition of taxable income or gain after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain by Web after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

     2.16  Liabilities.  From March 31, 1999, through the date of this
           -----------
Agreement, except as expressly disclosed in Schedule 2.16 to be delivered
                                            -------------
during the Schedule Period or in the Web Financial Statements, Web does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement, other than those incurred in the ordinary course of business or in an amount not in excess of $25,000 individually or $100,000 in the aggregate. Except as set forth on Schedule 2.16 or in the Web Financial
                                   -------------
Statements, as of the date of this Agreement, Web does not have any (i) obligations in respect of borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve
(12) months from the date of incurrence, and (v) any guaranties of any obligations of any other Person.

     2.17  Environmental Matters.  As of the date of this Agreement,
           ---------------------
(i) except where the failure to so comply will not have a Web Material Adverse Effect, Web is in compliance with all applicable Environmental Laws (as hereinafter defined), (ii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of Web, threatened against Web or any of its properties pursuant to Environmental Laws, and (iii) except as set forth on Schedule
                                                                 --------
2.17 to be provided during the Schedule Period, there are no past or
----
present Events which reasonably may be expected to prevent compliance with, or which have given rise to or which reasonably may be expected to give rise to liability on the part of Web under Environmental Laws, except for those which would not reasonably be expected to give rise to a Web Material Adverse Effect. As used herein the term "ENVIRONMENTAL LAWS" shall mean Laws relating to pollution, waste control, the generation, presence or disposal of asbestos, hazardous or toxic wastes or substances, the protection of the environment, environmental activity or public health and safety.

     2.18  Intellectual Property; Fictitious Names.  For purposes of
           ---------------------------------------
this Agreement, "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, service marks, trade names, copyrights, franchises and similar rights of or used by Web, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from Web relating to any of the foregoing. Except as set forth on Schedule 2.18 to be delivered
                                          -------------
during the Schedule Period, (i) Web owns, or is licensed to, or otherwise has, the full and exclusive right to use all Intellectual Property currently used or proposed to be used in its business, (ii) the rights of Web in the Intellectual Property are, subject to the rights of any licensor thereof, free and clear of any liens or other encumbrances and restrictions and Web has not received, as of the date of this Agreement, notice of any charge or claim of any Person relating to such Intellectual Property or any process or confidential information of Web ("IP CLAIM NOTICE") and does not know of any basis for any such charge or claim, and (iii) Web and its corporate predecessors, if any, have not conducted business at any time during the period beginning five (5) years prior to the date hereof under any corporate, trade or fictitious names other than their current corporate names. Web shall promptly notify Parent of any IP Claim Notice received by Web after the date of this Agreement.

     2.19  Real Estate.
           -----------

           (a)  Web owns no real property.

           (b)  Schedule 2.19(b) sets forth, or will set forth when
                ----------------
provided during the Schedule Period, a true, correct and complete schedule as of the date of this Agreement of all material leases, subleases, easements, rights-of-way, licenses or other agreements under which Web uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "WEB REAL PROPERTY LEASES"). Except for the matters listed on said Schedule 2.19(b), Web holds the
                                      ----------------
leasehold estate under or other interest in each Web Real Property Lease free and clear of all liens, encumbrances and other rights of occupancy other than statutory landlords or mechanics' liens which have not been executed upon.

     2.20  Corporate Records.  The corporate record books of or
           -----------------
relating to Web made available, or to be made available during the Schedule Period, to Parent by Web contain accurate and complete records of (i) all corporate actions of the stockholders and directors (and committees thereof) of Web, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Web, and (iii) the issuance and transfer of stock of Web. Except as set forth on
Schedule 2.20 to be provided during the Schedule Period, Web does not
-------------
have any of its material records or information recorded, stored, maintained or held off the premises of Web.

     2.21  Title to and Condition of Personal Property. Web has good
           -------------------------------------------
and marketable title to, or a valid leasehold interest in, all material items of any personal property reflected in the Web Financial Statements dated March 31, 1999, or currently used in the operation of their business, and such property or leasehold interests are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for property disposed of in the ordinary course since the date thereof consistent with the provisions of Section 2.9 above, and
                                                   -----------
such exceptions to title and liens, claims, charges, security interests, options, title defects or encumbrances which do not and would not have a Web Material Adverse Effect. As of the date of this Agreement, all such personal property is in good operating condition and repair (ordinary wear and tear excepted), is suitable for the use to which the same is customarily put by Web, is free from material defects and is of a quality and quantity presently usable in the ordinary course of the operation of the business of Web, except where such failure would not have a Web Material Adverse Effect.

     2.22  No Adverse Actions.  Except as set forth on Schedule 2.22
           ------------------                          -------------
to be provided during the Schedule Period, there is no existing, pending or, to the knowledge of Web, threatened termination, cancellation, limitation, modification or change in the business relationship of Web, with any supplier, customer or other Person except as are immaterial individually and in the aggregate and are in the ordinary course of business. None of Web, or, to the knowledge of Web or any Web Shareholder, any director, officer, agent, employee or other Person acting on behalf of Web or any Web Shareholder has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others.

     2.23  Labor Matters.  Except as may be set forth on Schedule
           -------------                                 --------
2.13 or 2.23, each of which is to be provided during the Schedule
----    ----
Period, Web does not have any obligations, contingent or otherwise, under any employment, severance or consulting agreement, collective bargaining agreement or other contract with a labor union or other labor or employee group. To the knowledge of Web, as of the date of this Agreement, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to the unionizing of employees of Web. As of the date of this Agreement, there is no claim by an employee, an employee group, a labor union or other labor group or a Governmental Authority against Web pending or, to the knowledge of the Web, threatened before the National Labor Relations Board or any other court or tribunal respecting employment and employment practices, terms and conditions of employment, termination of employment or the compliance to any legislation concerning labor matters, including, without limiting the generality of what precedes, labor relations, occupational health and safety, minimum labor standards, industrial accidents and occupational diseases; there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Web, threatened against or involving Web; no representation question exists respecting the employees of Web; no grievance or internal or informal complaint exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted. As of the date of this

Agreement, there has not been any material adverse change in relations with employees or agents of Web as a result of any announcement of the transactions contemplated by this Agreement. Web shall promptly notify Parent upon knowledge by Web of the occurrence after the date hereof of any matter referenced in this Section 2.23.
                          ------------

     2.24  Insurance. Web has obtained and maintains in full force and
           ---------
effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, public liability insurance and insurance against claims for personal injury or death or property damage occurring in connection with the activities of Web or any properties owned, occupied or controlled by it, as is customary and prudent. Since January 1, 1997, Web has not received notice of default under, or intended cancellation or nonrenewal of, any policies of insurance, and Web has not been refused any insurance for coverage by an insurance carrier to which it has applied for insurance.

     2.25  Disclosure.  All information and documents provided prior to
           ----------
the date of this Agreement, and all information and documents subsequently provided, to Parent or its representatives or lenders by or on behalf of Web in connection with the transactions contemplated by this Agreement are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, reasonably responsive to any specific request made by or on behalf of Parent or its representatives or lenders.

     2.26  Tax. Neither Web nor the Web Shareholders know of any fact
           ---
or have taken any action, in each case with respect to Web or the Web Shareholders, that could be reasonably expected to prevent the transaction contemplated hereby from qualifying as a tax-free reorganization pursuant to Section 368 of the Code.

     2.27  Year 2000 Compliance.  Except as set forth in Schedule
           --------------------                          --------
2.27 to be provided during the Schedule Period, Web has taken all
----
commercially reasonable and prudent measures designed to make all material aspects of Web's operations Year 2000 Compliant, to the extent within Web's control. As used in this section, "YEAR 2000 COMPLIANT" shall mean that any and all computer hardware including but not limited to mainframe computers, personal computers, servers and related equipment), computer software, programming languages, code, electronic applications and systems (including but not limited to LANs, WANs, inter/intranet systems and client/server systems), programs, files, databases, chips, microprocessors and any and all electronic or mechanical functionalities in any way used in connection with, relied upon or relating to a specified subject matter (e.g., a business, product or service) accurately and completely process (in the manner intended, including but not limited to calculating, comparing and sequencing) on a timely basis any and all data which are in any way dependent upon usage of calendar dates, including but not limited to dates on or after January 1, 2000, or time.

            ARTICLE III - REPRESENTATIONS AND WARRANTIES
                             OF PARENT

     Parent represents and warrants to and covenants with Web as follows:

     3.1   Organization and Good Standing.  Parent is a corporation
           ------------------------------
duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Active Parent Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so duly organized, validly existing and in good standing or to have such power and authority would not have a Parent Material Adverse Effect. Parent and each of the Active Parent Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. Schedule 3.1, to be provided during the
                          ------------
Schedule Period, sets forth a complete and accurate list of the jurisdictions of incorporation or organization and qualification or license of Parent and the Active Parent Subsidiaries. Parent has heretofore made available, or will make available during the Schedule Period, to Web accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Parent and each of the Active Parent Subsidiaries.

     3.2   Capitalization.  As of the date hereof, the authorized
           --------------
capital stock of Parent consists of 180,000,000 shares of Parent Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share as to which 142,857 shares have been designated as Series A Redeemable Convertible Preferred Stock ("PARENT SERIES A STOCK"). As of the opening of business on the date of this Agreement, (a) 19,917,262 shares of Parent Common Stock were issued and outstanding, not including 234,141 shares of Parent Common Stock which are treasury shares, and (b) 142,857 shares of the Parent Series A Stock were issued and outstanding. No other capital stock of Parent is issued or outstanding. All issued and outstanding shares of the Parent Common Stock and Parent Series A Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth in the Parent Securities Filings or on Schedule 3.2 to be provided during the Schedule Period, as of the date
   ------------
of this Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Parent, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Parent and the Active Parent Subsidiaries or the ownership thereof other than those pursuant to the Parent Guaranty or the Great Western Credit Agreement or those imposed generally by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

     3.3   Subsidiaries.  Except as set forth on Schedule 3.3 to be
           ------------                          ------------
provided during the Schedule Period, all of the capital stock and other interests of the Active Parent Subsidiaries held by Parent are owned by it or a Parent subsidiary, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Active Parent Subsidiaries held directly or indirectly by Parent are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws.

     3.4   Authorization; Binding Agreement.  Parent and Acquisition
           --------------------------------
Subsidiary have all requisite corporate power and authority to execute and deliver this Agreement and the Parent Transaction

Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Parent or Acquisition Subsidiary is or will be a party or a signatory (the "PARENT TRANSACTION AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective Boards of Directors of Parent and Acquisition Subsidiary, as appropriate, and except for the approval of the holders of the Parent Common Stock, no other corporate proceedings on the part of Parent or Acquisition Subsidiary are necessary to authorize the execution and delivery of this Agreement and the Parent Transaction Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Subsidiary and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Parent Transaction Agreements will constitute, the legal, valid and binding agreements of Parent and Acquisition Subsidiary, enforceable against each of Parent and Acquisition Subsidiary in accordance with its and their respective terms, subject to the Enforceability Exceptions.

     3.5   Governmental Approvals.  No Consent from or with any
           ----------------------
Governmental Authority on the part of Parent or any of the Active Parent Subsidiaries, is required in connection with the execution or delivery by Parent and Acquisition Subsidiary of this Agreement and the Parent Transaction Agreements or the consummation by Parent and Acquisition Subsidiary of the transactions contemplated hereby or thereby other than
(i) filings with the SEC, state securities laws administrators and the NYSE, (ii) Consents from or with Governmental Authorities, (iii) filings under the HSR Act, and (iv) those Consents that, if they were not obtained or made, do not or would not have a Parent Material Adverse Effect.

     3.6   No Violations.  The execution and delivery of this Agreement
           -------------
and the Parent Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Parent and Acquisition Subsidiary with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Parent or any of the Active Parent Subsidiaries, except as set forth on
Schedule 3.6 to be provided during the Schedule Period, (ii) except for
------------
compliance with the requirements under the Parent Guaranty, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Parent Material Contract or other obligation to which Parent or any Active Parent Subsidiary, is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Parent or any Parent Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 above,
                                             -----------
contravene any Law currently in effect to which Parent or any Active Parent Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not have a Parent Material Adverse Effect.

     3.7   Securities Filings and Litigation.
           ---------------------------------

           (a) Parent has made available, or will make available during the Schedule Period, to Web true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1997 and 1998, as filed with the SEC, (ii) its proxy statement relating to the meeting of shareholders held on July 29, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC since February 18, 1998. The reports and statements set forth in clauses (i) through (iii) above, and those subsequently provided or required to be provided pursuant to this section, are referred to collectively as the "PARENT SECURITIES FILINGS." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Parent Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Parent Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Parent Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Parent Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable.

           (b)  Except as set forth on Schedule 3.7(b) to be provided
                                       ---------------
during the Schedule Period, there is no Litigation pending or, to the knowledge of Parent, threatened against Parent or any Active Parent Subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Parent, or otherwise relating, in a manner that could have a Parent Material Adverse Effect, to Parent, any Active Parent Subsidiary or the securities of any of them, or any properties or rights of Parent or any of the Active Parent Subsidiaries, which is required to be described in any Parent Securities Filing that is not so described. No event has occurred as a consequence of which Parent would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC after the date hereof shall be provided to Web upon such filing.

     3.8   Parent Financial Statements.  The audited consolidated and
           ---------------------------
unaudited interim financial statements of Parent and the Active Parent Subsidiaries included in the Parent Securities Filings (the "PARENT FINANCIAL STATEMENTS") have been or will be, during the Schedule Period, made available to Web. Except as noted thereon, the Parent Financial Statements were prepared in accordance with generally accepted accounting principles applicable to the business of Parent and the Active Parent Subsidiaries consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of Parent and the Active Parent Subsidiaries, subject to normal year-end adjustments in the ordinary course with respect to certain items immaterial in amount or effect and the exclusion of footnote disclosure in interim Parent Financial Statements) the financial condition and assets and liabilities or the results of operations of Parent and the Active Parent Subsidiaries as of the dates and for the periods indicated. Except as set forth in Schedule 3.8 to be provided during the Schedule
                       ------------
Period or as reflected in the Parent Financial Statements, as of their respective dates, neither Parent nor any Active Parent Subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Parent Financial Statements.

     3.9   Absence of Certain Changes or Events.  Except as set forth
           ------------------------------------
in the Parent Securities Filings made available by Parent to Web prior to the date of this Agreement or in Schedule 3.9 to be provided during the
                                 ------------
Schedule Period, since March 31, 1999 through the date of this Agreement, there has not been: (i) any Event that could reasonably be expected to have a Parent Material Adverse Effect; or (ii) any agreement by Parent or Active Parent Subsidiary to take any action that would result in a breach of Section 6.6 below.
   -----------

     3.10  Compliance with Laws.  The business of Parent and the Active
           --------------------
Parent Subsidiaries, has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not have a Parent Material Adverse Effect.

     3.11  Permits.  (i) Parent and the Active Parent Subsidiaries have
           -------
all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (collectively, "PARENT PERMITS"), (ii) neither Parent nor any Active Parent Subsidiary is in violation of any Parent Permit, and (iii) no proceedings are pending or, to the knowledge of Parent, threatened, to revoke or limit any Parent Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and would not have a Parent Material Adverse Effect.

     3.12  Finders and Investment Bankers.  Neither Parent nor any of
           ------------------------------
its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except that PaineWebber Incorporated has been engaged to deliver the fairness opinion required to be delivered pursuant to Section 7.1(l) and NationsBanc
                                     --------------
Montgomery Securities, L.L.C. has been engaged to assist in the sale(s) of the CLEC Operations and a copy of the engagement letters and other related documents have been furnished to Web. Web will not be liable for any brokerage fees, commissions, investment banking fees or other amounts to PaineWebber Incorporated or NationsBanc Montgomery Securities, L.L.C. in connection with this Agreement, the Company Acquisition Agreement, the Big Stuff Acquisition Agreement or any transactions contemplated herein or therein.

     3.13  Contracts.  Except as set forth in Schedule 3.13 to be
           ---------                          -------------
provided during the Schedule Period, neither Parent nor any Active Parent Subsidiary is a party to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal ("PARENT MATERIAL CONTRACT") required to be described in or filed as an exhibit to any Parent Securities Filing that is not described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be. Parent has made, or will make during the Schedule Period, available to Web true and accurate copies of the Parent Material Contracts. All such Parent Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

     3.14  Corporate Records.  The respective corporate record books of
           -----------------
or relating to Parent and each of the Active Parent Subsidiaries made available to Web by Parent contain accurate and complete records of (i) all corporate actions of the respective shareholders and directors (and committees thereof) of Parent and the Active Parent Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Parent and the Active Parent Subsidiaries, and
(iii) the issuance and transfer of stock of Parent and the Active Parent Subsidiaries.

     3.15  Tax.  Parent does not know of any fact and has not
           ---
taken any action that could be reasonably expected to prevent the transaction contemplated hereby from qualifying as a tax-free reorganization pursuant to Section 368 of the Code.

     3.16   Disclosure.  All information and documents provided prior
            ----------
to the date of this Agreement and all information and documents subsequently provided, to Web and the Web Shareholders, or its or their respective representatives or lenders by or on behalf of Parent in connection with the transactions contemplated by this Agreement are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, reasonably responsive to any specific request made by or on behalf of Web and the Web Shareholders or its or their representatives or lenders.

             ARTICLE IV - ADDITIONAL COVENANTS OF WEB
                      AND THE WEB SHAREHOLDERS

     Web and the Web Shareholders covenant and agree as follows:

     4.1   Notification of Certain Matters. Web and the Web
           -------------------------------
Shareholders shall give prompt notice to Parent if any of the following occur from the date of this Agreement through the Closing Date: (i) receipt of any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Web Material Contract; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would have a Web Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting any Web Shareholder, Web or any of its or their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Web, in his or her capacity as such or as a fiduciary under a Benefit Plan of Web, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated by this Agreement, including the Merger, or the Web Transaction Agreements or any material development in connection with any Litigation disclosed by Web or any Web Shareholder in or pursuant to this Agreement; and (vi) the occurrence of any event that would cause a breach by Web or any Web Shareholder of any provision of this Agreement or a Web Transaction Agreement, including such a breach that would occur if such event had taken place on or prior to the date of this Agreement.

     4.2   Access and Information.  Between the date of this Agreement
           ----------------------
and the Closing Date, Web, upon reasonable notice, will give, and shall direct its accountants and legal counsel to give, Parent, its lenders and their respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax returns) of or pertaining to Web, will permit the foregoing to make such inspections as they may require and will cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of Web as Parent may from time to time reasonably request including, but not limited to, data and information required for inclusion in Parent's pending registration statements and/or other Parent Securities Filings, and (b) a copy of each material report, schedule and other document filed or received by Web pursuant to the requirements of applicable securities Laws. The foregoing access will be subject to restrictions contained in Section 6.9 hereof.
                                     -----------

     4.3   Web Shareholder Approval.  As soon as practicable, Web will,
           ------------------------
if required, take all steps necessary to duly call, give notice of, convene and hold a meeting of the Web Shareholders for the purpose of adopting this Agreement and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. The Board of Directors of Web (i) unless otherwise required under the fiduciary duties of the directors of Web, as determined by such directors in good faith upon advice of legal counsel, will recommend to the Web Shareholders that they adopt this Agreement and approve the transactions contemplated hereby, and (ii) will use its reasonable best efforts to obtain any necessary adoption and approval by the Web Shareholders of this Agreement and the transactions contemplated hereby including, without limitation, voting the Web Shares held for such adoption and approval.

     4.4   Reasonable Best Efforts.  Subject to the terms and
           -----------------------
conditions herein provided, Web and the Web Shareholders agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, but in any event, prior to the Closing, the Merger and the other transactions contemplated by this Agreement and the Web Transaction Agreements including, but not limited to (i) obtaining the Consent of others to this Agreement, the Web Transaction Agreements and the transactions contemplated hereby and thereby, (ii) the defending of any Litigation against Web, or involving any Web Shareholder challenging this Agreement, the Web Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, excluding any Litigation caused by or relating to Parent or any Active Parent Subsidiary, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the exchange and the transactions contemplated hereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Web and the Web Shareholders agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Web and the Web Shareholders will consult with counsel for Parent as to, and will permit such counsel to participate in, at Parent's expense, any Litigation referred to in clause (ii) above brought against or involving Web or any Web Shareholder.

     4.5   Compliance.  In consummating the Merger and the transactions
           ----------
contemplated hereby, Web and the Web Shareholders shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, in all material respects, with all other applicable Laws.

     4.6   Benefit Plans.   Between the date of this Agreement and
           -------------
through the Closing Date, no discretionary award or grant under any Benefit Plan of Web shall be made without the consent of Parent. Web shall not make any amendment to any Benefit Plan, any awards thereunder or the terms of any security convertible into or exchangeable for capital stock without the consent of Parent.

     4.7   Tax Opinion Certification. Web and the Web Shareholders
           -------------------------
shall use their best efforts to cause the Merger to qualify, and will not take any action which to their knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section

368 of the Code. Prior to the Effective Time, Web and the Web Shareholders shall provide tax counsel rendering an opinion under Section 7.1(m) with
                                                     --------------
a certificate concerning such factual matters as such counsel reasonably requests in connection with its opinion.

     4.8   Affiliate Agreements. Web shall use its reasonable business
           --------------------
efforts to ensure that each Person who is or may be an "affiliate" of Web within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in a form agreed to by the parties hereto, acting reasonably (collectively, the "AFFILIATE AGREEMENTS").

     4.9   Transfer Restrictions.  (a) In addition to any other
           ---------------------
restrictions imposed by Law on the ability of any Web Shareholder to transfer any Contingent Rights II or Parent Common Stock received by such Web Shareholder pursuant to this Agreement, each Web Shareholder agrees that such Web Shareholder will not sell, transfer or otherwise dispose of any of the Parent Common Stock received by such Web Shareholder pursuant to this Agreement for a period of six (6) months after the Closing Date; provided, however, that this restriction
                        --------  -------
shall not apply to the Parent Common Stock received by the Web Shareholders pursuant to the conversion of the Convertible Note (the "CONVERSION STOCK"). For purposes of this Section 4.9, a pledge of
                                           -----------
any shares subject to this Section 4.9 by a Web Shareholder to a
                           -----------
financial institution as collateral security for loans arranged by such Shareholder shall not constitute a sale, transfer, or other disposition of such shares so long as the financial institution agrees to be bound to the restrictions imposed by this Section 4.9. Notwithstanding
                                    -----------
anything in this Section 4.9 to the contrary, the restrictions on
                 -----------
transfer imposed by this Section 4.9 shall terminate, except with
                         -----------
regard to the Contingent Rights II, on the first to occur of any of the following events: (i) a take-over bid (as such term is used in the Securities Exchange Act) is completed for Parent; (ii) Parent sells all, or substantially all, of its assets either directly by the sale of shares of its subsidiaries or indirectly by the sale of assets of its direct and indirect subsidiaries, or a combination thereof (other than the CLEC Operations); and (iii) Parent ceases to have at least fifty-one percent (51%) of the aggregate votes attaching to all of the issued and outstanding security of all classes in the capital stock of its subsidiaries (except for the capital stock of such subsidiaries comprising the CLEC Operations) including the Company, WorldPages, or Great Western Directories, Inc., directly or indirectly.

     The Web Shareholders acknowledge and agree that the following legend will appear on all certificates representing Parent Common Stock received by the Web Shareholders pursuant to this Agreement (except the Conversion Stock):

               EXCEPT AS PROVIDED IN SECTION 4.9 OF THE WEB YP AGREEMENT MADE AND ENTERED INTO AS OF JUNE 3, 1999 BY AND AMONG THE CORPORATION, ACG ACQUISITION VI CORP., WEB YP AND THE SHAREHOLDERS OF WEB YP (THE "WEB YP AGREEMENT"), THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF AND MAY ONLY BE ENCUMBERED OR PLEDGED IN ACCORDANCE WITH SECTION 4.9 OF THE WEB YP AGREEMENT.

     The Web Shareholders who are "affiliates" of Web within the meaning of Rule 145 promulgated under the Securities Act acknowledge and agree that the following additional legend will appear on all certificates representing the Parent Common Stock received by such "affiliates" of Web pursuant to this Agreement:

               IN ADDITION, THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON THE PRIOR DELIVERY TO ADVANCED COMMUNICATIONS GROUP, INC. ("ACG") OF AN OPINION FROM LEGAL COUNSEL SATISFACTORY TO ACG AND IN FORM AND SUBSTANCE SATISFACTORY TO ACG AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.


     (b) Notwithstanding the foregoing, (i) certificates representing shares of Parent Common Stock issued to Persons who are not "affiliates" (as defined in Rules 144 and 145 under the Securities Act) of Parent shall contain the first legend set forth in Section 4.9(a), but shall not
                                      --------------
contain the second legend set forth in Section 4.9(a); and (ii) Parent
                                       --------------
shall instruct its transfer agent to remove the second legend set forth in
Section 4.9(a) for those sales of Parent Common Stock by "affiliates" (as
--------------
defined in Securities Act Rules 144 and 145) of Parent and Web made pursuant to Securities Act Rules 144 and 145.

                             ARTICLE V
                   ADDITIONAL COVENANTS OF PARENT

     Parent covenants and agrees as follows:

     5.1   Conduct of Business of Parent and the Active Parent
           ---------------------------------------------------
Subsidiaries.  Parent covenants, represents and warrants that from the
------------
date of this Agreement through the Closing Date, unless Web shall otherwise expressly consent in writing, Parent shall, and Parent shall cause each Active Parent Subsidiary to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Parent Authorizations necessary for, or otherwise material to, such business.

     5.2   Notification of Certain Matters.  Parent shall give prompt
           -------------------------------
notice to Web if any of the following occur from the date of this Agreement through the Closing Date: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Parent Material Contract which could have a Parent Material Adverse Effect; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any material notice or other communication from any regulatory authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which could have a Parent Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting Parent or any Active Parent Subsidiary or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Parent or any Active Parent Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by Parent in or pursuant to this Agreement or the Parent Securities Filings; and (vi) any Event that could cause a breach by Parent of any provision of this Agreement or any Parent Transaction Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

     5.3   Access and Information.  Between the date of this Agreement
           ----------------------
and the Closing Date, Parent will, upon reasonable notice, give, and direct its legal counsel and accountants to give, Web and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to the offices and other facilities and to all material contracts, agreements, commitments, books and records (including, but not limited to, Tax returns) of or pertaining to Parent and the Active Parent Subsidiaries, will permit Web to make such reasonable inspections as it may require and will cause its officers promptly to furnish Web with (a) such financial and operating data and other information with respect to the business and properties of Parent and the Active Parent Subsidiaries as Web may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by Parent or any Active Parent Subsidiary pursuant to the requirements of applicable securities Laws, the NYSE or other securities exchange, in each case as necessary in connection with the transactions contemplated hereby. The foregoing access will be subject to the restrictions contained in Section
                                                                  -------
6.9 hereof.
---

     5.4   Compliance.  In consummating the Merger and the transactions
           ----------
contemplated hereby, Parent shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the Active Parent Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

     5.5   SEC and Shareholder Filings.  Parent shall send to Web a
           ---------------------------
copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC, the NYSE or any other securities commission or exchange.

     5.6   Tax Treatment.  Parent and Acquisition Subsidiary shall use
           -------------
their best efforts to cause the Merger to qualify, and will not take any action which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368 of the Code. Prior to the Effective Time, Parent shall provide tax counsel rendering an opinion under Section 7.1(m) with a certificate concerning such factual
              --------------
matters as such counsel identifies are relevant to its opinion.

     5.7   Employment and Employee Benefit Plans.  At or before the
           --------------------------------------
Closing Date, Parent shall, after consultation with Web, offer employment to the employees of Web, effective as of the Closing Date, upon terms and conditions reasonably acceptable to the Web employees and to Parent. After the Closing Date, Parent shall arrange for each employee participating in any of the Benefit Plans of Web at such time to participate in any counterpart Benefit Plans of Parent in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with Web prior to the Merger for all purposes for which such service was recognized under the Benefit Plan of Web including, but not limited to, recognition of service for eligibility, vesting, and, to the extent not duplicative of benefits received under such Benefit Plan of Web, the amount of benefits, and (ii) such participants shall participate in the Benefit Plans of Parent on terms no less favorable than those offered by Parent to similarly situated employees of Parent. Notwithstanding the foregoing, Parent may continue one or more of the Benefit Plans of Web, in which case Parent shall have satisfied its obligations hereunder with respect to the benefits so provided.

     5.8   Tax Opinion Certification.  Parent shall use its best
           -------------------------
efforts to cause the Merger to qualify, and will not take any action which to their knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368 of the Code. Prior to the Effective Time, Parent shall provide tax counsel rendering an opinion under Section 7.1(m) hereof with a certificate concerning such factual
      --------------
matters as such counsel reasonably requests in connection with its opinion.

     5.9   Expenses.  If the transactions contemplated by this
           --------
Agreement are consummated, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including, without limitation, all legal, accounting, financial advisory, consulting fees, (collectively, the "TRANSACTION EXPENSES") incurred by a party or its stockholders in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of Parent or any direct or indirect subsidiary of Parent after Closing. If the Merger is not consummated, all Transaction Expenses shall be the obligation of the respective parties which incurred them.

     5.10  Parent Shareholder Approval.  As soon as practicable,
           ---------------------------
Parent will, if required, take all steps necessary to duly call, give notice of, convene and hold a meeting of the Parent shareholders for the purpose of adopting this Agreement and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. The Board of Directors of Parent (i) unless otherwise required under the fiduciary duties of the directors of Parent, as determined by such directors in good faith and upon advice of legal counsel, will recommend to the Parent shareholders that they adopt this Agreement and approve the transactions contemplated hereby, and
(ii) will use its reasonable best efforts to obtain any necessary adoption and approval by the Parent shareholders of this Agreement and the transactions contemplated hereby.

     5.11  Sale of CLEC Operations.
           -----------------------

     (a) Parent shall attempt to sell by the Anniversary Date all of the shares of or otherwise dispose of the CLEC Operations. Any such sale shall be for cash, assignment of indebtedness, or other acceptable consideration as determined by (i) the Board of Directors of Parent if before Closing, or (ii) a committee of the Board of Directors of Parent if after Closing. If acceptable non-cash consideration is received, the Board of Directors or a committee of the Board of Directors, as the case may be, in conjunction with the independent certified public accountants of Parent, shall determine the fair market value of the consideration received for the sale of the shares of or other disposal of the CLEC Operations.

     (b) If the CLEC Sales Price received by Parent from the sales(s) by Parent of CLEC Operations (i) prior to the Anniversary Date, or (ii) within sixty (60) days after the Anniversary Date if, prior to the Anniversary Date, Parent has entered into a definitive agreement for the sale of a portion or all of the CLEC Operations (the applicable date is hereinafter referred to as the "FINAL SALE DATE"), is greater than Sixty Million Dollars ($60,000,000) (the amount by which the CLEC Sales Price exceeds $60,000,000 is referred to hereinafter as the "CLEC SALES PRICE INCREASE"), then each Eligible Parent Shareholder shall have the right to receive, in the manner provided in the certificate representing the Contingent Rights I, that number of shares of Parent Common Stock determined by multiplying the total number of Parent CLEC Shares by the Eligible Parent Shareholder's Proportionate Share.

     (c)  If the CLEC Sales Price received by Parent from the sale(s)
by Parent of CLEC Operations on or prior to the Final Sale Date is less than Forty Million Dollars ($40,000,000) (the amount by which the CLEC Sales Price is less than $40,000,000 is referred to hereinafter as the "CLEC SALES PRICE DECREASE"), then each Eligible Acquisition Shareholder, excluding, for purposes of this Section 5.11(c), O'Neal,
                                             ---------------
shall have the right to receive, in the manner provided in the certificate representing the Contingent Rights II, that number of shares of Parent Common Stock determined by multiplying the total number of Acquisition CLEC Shares by such Eligible Acquisition Shareholder's Proportionate Share.

     (d) For greater certainty, any CLEC Operations that have not been sold prior to the Final Sale Date shall be deemed to have no value for purposes of determining the CLEC Sales Price Increase or the CLEC Sales Price Decrease.

     (e) It is acknowledged and agreed that the number of shares of Parent Common Stock which may be issued (i) to the Eligible Parent Shareholders pursuant to Section 5.11(b) hereof, or (ii) to the
                         ---------------
Eligible Acquisition Shareholders pursuant to Section 5.11(c) hereof
                                              ---------------
is to be calculated in conjunction with the number of shares of Parent Common Stock which may be issued to Eligible Parent Shareholders (as that term is defined in the Company Acquisition Agreement and the Big Stuff Acquisition Agreement), or which may be issued to Eligible Acquisition Shareholders (as that term is defined in the Company Acquisition Agreement and the Big Stuff Acquisition Agreement), respectively. It is the intent of the parties to this Agreement, the Company Acquisition Agreement and the Big Stuff Acquisition Agreement that, if the closing of all such agreements shall occur: (i) the number of shares of Parent Common Stock issuable to the Eligible Parent Shareholders pursuant to Section 5.11(b) hereof and the corresponding
                         ---------------
sections of the Company Acquisition Agreement and the Big Stuff Acquisition Agreement (such sections, the "CLEC INCREASE SECTIONS") shall equal the number of shares of Parent Common Stock calculated by reference to the CLEC Increase Section of one such agreement only, not the number of shares of Parent Common Stock calculated by reference to the CLEC Increase Sections of all three such agreements; and (ii) the aggregate number of shares (such aggregate number, the "SELLER SHARE NUMBER") of Parent Common Stock issuable to the Eligible Acquisition Shareholders pursuant to Section 5.11(c) hereof, to the Eligible
                         ---------------
Acquisition Shareholders (as that term is defined in the Company Acquisition Agreement) pursuant to Section 5.10(c) of the Company Acquisition Agreement, and to the Eligible Acquisition Shareholders (as that term is defined in the Big Stuff Acquisition Agreement) pursuant to
Section 5.11(c) of the Big Stuff Acquisition Agreement (such sections, the "CLEC DECREASE SECTIONS") shall be calculated as follows:
62.406014% of the Seller Share Number of shares of Parent

Common Stock are issuable pursuant to the Company Acquisition Agreement; 25.56391% of the Seller Share Number of shares of Parent Common Stock are issuable pursuant to this Agreement; and 12.030075% of the Seller Share Number of shares of Parent Common Stock are issuable pursuant to the Big Stuff Acquisition Agreement.

         ARTICLE VI - ADDITIONAL COVENANTS OF THE PARENT, WEB
                       AND THE WEB SHAREHOLDERS

     6.1   Registration Rights and Stock Restriction Agreement.
           ---------------------------------------------------


           (a) On or before the Closing Date, the Parent shall use its reasonable best efforts to cause the following securities to be registered with the SEC under the Securities Act:

                (i)    Parent Common Stock to be received by Web
     Shareholders upon conversion of Web Common Stock, as described in
     Section 1.3 hereof;
     -----------

                (ii) Parent Common Stock issuable upon exchange of Contingent Rights II; and

                (iii)  Parent Common Stock to be received by Web
     Shareholders upon conversion of the Convertible Note described in
     Section 1.10 hereof.
     ------------

           (b) The Parent shall hold the meeting of the shareholders of Parent to consider and to vote upon the approval of the Agreement including the issuance of Parent Common Stock to the Web Shareholders and to the shareholders of the Company and of Big Stuff, and Parent and Web will cooperate in the preparation of one or more registration statements (such registration statements, together with any and all amendments and supplements thereto, being hereinafter referred to as the "REGISTRATION STATEMENTS"), which will include the preparation of one or more proxy statements of the Parent satisfying all requirements of applicable state securities Laws, the Securities Act and the Securities Exchange Act.

           (c) Web will furnish Parent with such information concerning Web as is necessary in order to cause the Registration Statements and any proxy statements, insofar as they relate to Web, to comply with applicable Law. None of the information relating to Web supplied by Web for inclusion in the Registration Statements or any proxy statements will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Web agrees promptly to advise Parent if, at any time prior to the meeting of the shareholders of the Parent referenced herein, any information provided by it in the Registration Statements or any proxy statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. Web will furnish Parent with such supplemental information as may be necessary in order to cause the Registration Statements or the proxy statements, insofar as it relates to Web, to comply with applicable Law after the mailing thereof to the Web Shareholders.

           (d) Web and Parent agree to cooperate in making any preliminary filings of Registration Statements and the Parent proxy statement with the SEC as promptly as practicable, on a confidential basis pursuant to Rule 14a-6(e)(2) under the Securities Exchange Act.

           (e) Parent will file the Registration Statements and the Parent proxy statements with the SEC and appropriate materials with applicable state securities agencies and will use all reasonable best efforts to cause the Registration Statements and the Parent proxy statements to become effective under the Securities Act and all such state filed materials to comply with applicable state securities Laws. Web authorizes Parent to utilize in the Registration Statements and in all such state filed materials, the information concerning Web provided to Parent in connection with, or contained in, the Registration Statements. Parent promptly will advise Web when the Registration Statements have become effective and of any supplements or amendments thereto, and Parent will furnish Web with copies of all such documents. Parent shall file any and all amendments, supplements and related filings to such Registration Statements (and state filed materials) as may be required. Web shall not distribute any written material that might constitute a "prospectus" relating to this Agreement or any of the transactions contemplated by this Agreement within the meaning of the Securities Act or any other applicable securities Law without the prior written consent of Parent.

     6.2   Employment Agreements.  At or before the Closing Date,
           ---------------------
Parent will enter into Employment and Non-Competition Agreements, in forms agreed to by Parent and Web, acting reasonably, with certain individuals, the identities of whom shall be agreed upon by Parent and Web, acting reasonably.

     6.3   Consents.  Each of Parent and Web shall promptly apply for
           --------
or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.

     6.4   Legal Requirements.  Subject to the terms and conditions
           ------------------
provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     6.5   Public Announcements.  All press releases and other
           --------------------
disseminations of information to employees, customers or suppliers relating to the Merger or the transactions contemplated by this Agreement or the Company Acquisition Agreement by any party hereto shall require the prior approval of Parent and Web, provided Parent shall have the right to make such public announcements without the approval of the other parties hereto should such disclosure be required by Law or the policies or requirements of United States securities regulators, stock exchanges, or other relevant entities in the opinion of Parent's legal counsel. Should such disclosure be required, Parent agrees to provide the others with reasonable advance notice of and a copy of, and to consult with the others regarding, the proposed disclosure.

     6.6   Conduct of Business Prior to Closing Date.  Except as
           -----------------------------------------
expressly contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Web shall conduct its business in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and Web shall use its reasonable business efforts to preserve intact its business organization, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with all Persons with whom it does business. Except as expressly contemplated by this Agreement, and it being acknowledged and agreed by each of the parties to this Agreement that Parent is in the process of a substantial reduction in workforce, and, subject to Section 5.11, Parent shall, and it shall cause
                           ------------
the Active Parent Subsidiaries to, use its or their reasonable business efforts to preserve intact its business organization, consistent with the budget adopted by the Executive Committee of the Board of Directors of Parent, to keep available the services of only those officers, agents and employees whom Parent believes are required to maintain satisfactory relationships with all Persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Closing Date, (i) Web will not, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed); and
(ii) subject to Section 5.11, neither Parent nor any Active Parent
                ------------
Subsidiary will, without the prior written consent of Web (which consent shall not be unreasonably withheld or delayed):

           (a) except as provided for in this Agreement, the Company Acquisition Agreement or the Big Stuff Acquisition Agreement, amend or propose to amend its Certificate or Articles of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

           (b)  except as set forth on Schedule 6.6(b)(i) to be
                                       ------------------
provided during the Schedule Period, with regard to Web, or Parent Common Stock to be issued pursuant to those options or warrants listed on
Schedule 6.6(b)(ii) to be provided during the Schedule Period or in
-------------------
Section 6.10, with regard to Parent or the Active Parent Subsidiaries,
------------
authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Web, or of Parent or any Active Parent Subsidiary, as the case may be, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Web, or of Parent or any Active Parent Subsidiary, as the case may be; provided, however, that Web may issue capital stock
                    --------  -------
pursuant to the exercise of options and warrants outstanding on the date of this Agreement;

           (c) except as provided for in this Agreement, the Company Acquisition Agreement or the Big Stuff Acquisition Agreement, split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Web Shareholders (but only if the entire amount of such dividend is paid to Big Stuff as a capital contribution), or to Parent or a Parent subsidiary, as the case may be, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities; provided, however, that Web may
                                   --------  -------
make a dividend or distribution to the Web Shareholders in the amount of cash or other consideration received by Web on or before the Closing
Date from the exercise of options and warrants to purchase Web Common
Stock;

           (d) (i) except for debt (including, but not limited to, obligations in respect of capital leases, but excluding obligations under the Convertible Note) not in excess of $50,000 in the aggregate for all Persons combined, create, incur or assume any short-term debt (excluding trade payables incurred in the ordinary course of business), long-term debt or obligations in respect of capital leases; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person, except for obligations permitted by this Agreement of any Active Parent Subsidiary, in the ordinary course of business consistent with past practice; (iii) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary advances to employees made in the ordinary course of business consistent with past practice), provided Web will continue to make capital expenditures, maintain, upgrade and expand its facilities, and otherwise operate in the ordinary course and consistent with past practice; (iv) acquire the stock or assets of, or merge or consolidate with, any other Person or business except the contemplated merger with Big Stuff; or (v) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise);

           (e)  subject to Section 5.11 hereof, sell, transfer,
                           ------------
mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed, except in the ordinary course of business, in the case of Parent and the Active Parent Subsidiaries;

           (f) increase in any manner the compensation of any of its officers, agents or employees other than any increases required pursuant to their employment agreements in accordance with their terms in effect on the date of this Agreement and increases in the ordinary course of business consistent with past practice not in excess on an individual basis of the lesser of 10% of the current compensation of such individual or $10,000 per annum;

           (g) enter into, establish, amend, make non-routine or material interpretations or determinations with respect to, or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option, stock purchase, restricted stock, or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate, other than actions contemplated by this Agreement, the Company Acquisition Agreement and the Big Stuff Acquisition Agreement;

           (h) make any elections with respect to Taxes that are inconsistent with the prior elections reflected in the Financial Statements as of and to the period ended December 31, 1998;

           (i) except with regard to Saville, compromise, settle, grant any waiver or release relating to or otherwise adjust any Litigation, except routine Litigation in the ordinary course of business consistent with past practice, involving only a payment not in excess of $50,000 individually or $100,000 when aggregated with all such payments by Web or by Parent and the Active Parent Subsidiaries combined, as the case may be;

           (j) take any action or omit to take any action, which action or omission would result in a breach of any of the covenants, representations and warranties of Web, the Web Shareholders or Parent or the Active Parent Subsidiaries set forth in this Agreement or would have a Web Material Adverse Effect, with regard to Web and the Web Shareholders, or a Parent Material Adverse Effect, with regard to Parent and the Active Parent Subsidiaries;

           (k) except in the ordinary course of business enter into any lease or other agreement, or amend any lease or other agreement, with respect to real property;

           (l) enter into or amend any agreement or transaction (i) pursuant to which the aggregate financial obligation of Web, or of Parent or an Active Parent Subsidiary, as the case may be, or the value of the services to be provided could exceed $50,000, (ii) having a term of more than twelve (12) months and pursuant to which the aggregate financial obligation of Web, or of Parent or an Active Parent Subsidiary, as the case may be, or the value of the services to be provided could exceed $100,000 per year, or (iii) which is not terminable by Web or Parent or the Active Parent Subsidiaries, as the case may be, upon no more than thirty (30) days' notice without penalty in excess of $50,000 individually or $100,000 when aggregated with the penalties under all such agreements or transactions;

           (m) take any action with respect to the indemnification of any Person;

           (n) change any accounting practices or policies, except as required by generally accepted accounting principles or Laws or as agreed to or requested by Web's or Parent's auditors after consultation with Parent's or Web's auditors, as the case may be; provided, however, that
                                                --------  -------
notice and a description of any change pursuant to this Section 6.6(n)
                                                        --------------
shall be provided promptly after such change is effected to Web or Parent, as the case may be;

           (o) except in the ordinary course of business, enter into, amend, modify, terminate or waive any rights under any contract which would result in a Web Material Adverse Effect, with respect to Web, or a Parent Material Adverse Effect, with respect to Parent;

           (p) adopt a plan of liquidation, dissolution, merger, consolidation, share exchange, restructuring, recapitalization, or other reorganization; provided, however, that Parent may adopt such a plan
                --------  -------
and may cause the liquidation or dissolution of any Parent subsidiary if Parent is unable to sell such Parent subsidiary (i) at a price which Parent determines to be reasonable, and (ii) during a time period which Parent determines to be reasonable; provided, further, however, that if
                             --------  -------  -------
Parent adopts such a plan or causes such liquidation or dissolution, Parent promptly shall provide to Web notice of such adoption, liquidation or dissolution, as the case may be; or

           (q) resolve, agree, commit or arrange to do any of the foregoing.

     Notwithstanding anything in this Section 6.6 to the contrary, it
                                      -----------
is understood that Web has been accelerating and intensifying its business activities since March 31, 1999 and will continue to do so. Accordingly, (x) "ordinary course of business" and "consistent with past practice", as used in this Section 6.6 with respect to Web, shall be
                           -----------
interpreted to include such acceleration and intensification; and (y) in considering requests for consent from Web, Parent shall take into account such acceleration and intensification.

     Furthermore, Parent covenants, represents and warrants that from and after the date hereof, unless Web shall otherwise expressly consent in writing, Parent shall use its reasonable business efforts to:

           (1) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

           (2) pay all accounts payable and other obligations, to the extent permitted by Parent's cash flow and consistent with prudent cash management strategies, and consistent with the provisions of this Agreement, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Web; and

           (3) comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Parent Permits necessary for, or otherwise material to, such business; provided,
                                                   --------
     however, that Web acknowledges and agrees that Parent is
     -------
     attempting to sell its CLEC Operations, and to the extent such CLEC Operations are sold and, as a result, certain Laws or Parent Permits to which Parent is subject as of the date hereof become unnecessary, irrelevant or immaterial, Parent shall not be required to comply with such Laws or maintain such Parent Permits.

     Furthermore, Web covenants, represents and warrants that from and after the date hereof, unless Parent shall otherwise expressly consent in writing, Web shall use its or their reasonable business efforts to:

           (1) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

           (2) pay all accounts payable and other obligations, when they become due and payable, in the ordinary course of business consistent with past practice and with the provisions of this Agreement, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Parent; and

           (3) comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Web Permits necessary for, or otherwise material to, such business.

     6.7   No Solicitation of Acquisition Proposal.  Neither the Web
           ---------------------------------------
Shareholders, Web, Parent nor any of their Associates shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any Person or group other than the parties to this Agreement and their Associates relating to any of the following transactions ("EXTRAORDINARY TRANSACTIONS"): (i) liquidation, dissolution, recapitalization, share exchange, business combination, merger or consolidation of Web or Parent or an Active Parent Subsidiary, (ii) sale of a significant amount of assets of Web or Parent or an Active Parent Subsidiary, (iii) purchase or sale of shares of capital stock of Web or Parent or an Active Parent Subsidiary, or (iv) any similar actions or transactions involving Web or Parent or an Active Parent Subsidiary (other than the Merger and the transactions contemplated by this Agreement, the Company Acquisition Agreement and the Big Stuff Acquisition Agreement), or agree to or consummate any Extraordinary Transaction. Each of Parent and Web shall immediately inform the other party of any inquiry, proposal, or request for information or offer (including the terms thereof and the Person making such inquiry, proposal, request or offer) which it may receive in respect of an Extraordinary Transaction and provide Parent and Web with a copy of any such written inquiries, proposals, requests for information and offers, and thereafter keep Parent and Web fully informed of the status and details thereof. The provisions of this Section 6.7
                                                           -----------
shall not apply to the sale of the CLEC Operations by Parent or any Active Parent Subsidiary as contemplated by Section 5.11 hereof or to the
                                     ------------
WorldPages Acquisition.

     6.8   Resignations.  Web shall use its reasonable business efforts
           ------------
to cause the officers and/or directors of Web as Parent may request to voluntarily resign their positions as such effective as of the Closing Date. The instruments effecting such resignations are herein referred to as the "RESIGNATIONS."

     6.9   Confidentiality.  Unless (i) otherwise expressly provided
           ---------------
in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange,
(iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Parent and Web, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by Web, Parent and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Parent, after consultation with Web, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Parent, after consultation with Web, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. Parent and Web shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, Parent and Web shall return to the other all documents furnished by the other and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is required by discovery, subpoena or other similar legal process in a proceeding involving a third Person, (ii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto, or (iii) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify, in writing, the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     6.10  Options; Stock Issuances.   The Board of Directors of
           ------------------------
Parent shall have the right to grant or issue, as the case may be, (i) restricted stock or options to acquire shares of Parent Common Stock pursuant to the Parent's 1997 Stock Awards Plan, provided that no more than the number of shares authorized under the 1997 Stock Awards Plan have been issued; (ii) warrants to purchase up to 90,000 shares of Parent Common Stock to be issued to certain non-employee directors of Parent who are responsible for negotiating this Agreement at an exercise price of $6.96 per share, the Company Acquisition Agreement and the Big Stuff Acquisition Agreement; (iii) the shares of Parent Common Stock issuable upon conversion at Closing of the Great Western Notes at a conversion price of $5.50 per share; (iv) up to 1,818,182 shares of Parent Common Stock issuable upon conversion of one or more notes which may be issued to the Web Shareholders who may lend up to Ten Million Dollars ($10,000,000.00) to Web or Big Stuff as provided in this Agreement, at a conversion price of $5.50 per share;
(v) shares of Parent Common Stock to be issued upon exercise of options or warrants to be granted at Closing to those Persons designated by Company;
(vi) those
shares of Parent Common Stock issuable upon exercise of previously granted options; (vii) derivative securities to purchase shares of Parent Common Stock issuable to certain Web Shareholders in connection with the sale of the CLEC Operations, as provided in Section 5.11 hereof; (viii)
                                    ------------
derivative securities to purchase shares of Parent Common Stock issuable to certain Company Shareholders in connection with the sale of the CLEC Operations; and (ix) derivative securities to purchase shares of Parent Common Stock issuable to certain Big Stuff shareholders in connection with the sale of the CLEC Operations.

                ARTICLE VII - CONDITIONS TO CLOSING

     7.1   Conditions to Obligations of Each Party to Closing.  The
           --------------------------------------------------
respective obligations of each party to consummate this Agreement and effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

           (a)  No Injunctions or Restraints; Illegality.  No
                ----------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

           (b)  Other Agreements.  The Company Acquisition Agreement
                ----------------
and the Big Stuff Acquisition Agreement and all documents related to the Company Acquisition Agreement and the Big Stuff Acquisition Agreement shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

           (c)  Employment and Non-Competition Agreements.  The
                -----------------------------------------
Employment and Non-Competition Agreements described in Section 6.2
                                                       -----------
hereof shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

           (d)  Government Approvals. Except for those Consents the
                --------------------
failure of which to be obtained, (i) in the reasonable judgment of Parent, would not have a Parent Material Adverse Effect or a Web Material Adverse Effect, and (ii) in the reasonable judgment of Web, would not have a Web Material Adverse Effect or a Parent Material Adverse Effect, all Consents of any domestic or foreign Governmental Authority required for the consummation of the Merger shall have been obtained by Final Order.

           (e)  Related Transactions.  (i) The acquisition by
                --------------------
Parent, or a direct or indirect subsidiary of Parent, of Web and Big Stuff in a tax-free reorganization shall have been consummated prior to or simultaneously with the acquisition of the Company and any registration statement(s) required for the registration of Parent Common Stock issued to the Web Shareholders, the Company shareholders and the shareholders of Big Stuff as consideration in connection with the acquisition of Web, the Company and Big Stuff by Parent shall have been declared effective, (ii) no stop order suspending the effectiveness of such registration statement(s) shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority, and (iii) the Great Western

Notes shall have been satisfied by the issuance of Parent Common Stock to the Great Western Shareholders.

           (f)  Financing.  Parent and Web shall have received from
                ---------
their lenders an extension of all of their and their subsidiaries' debt owing by them on terms and conditions satisfactory to Parent and Web or all such debts shall be refinanced on terms satisfactory to Parent and Web or any consents and approvals required from such lenders is received.

           (g)  Shareholder Approval.  All necessary approvals of
                --------------------
the Web Shareholders and the shareholders of Parent in connection with the Merger shall have been obtained.

           (h)  Required Consents.  Any required Consents of any
                -----------------
Person to the Merger or the transactions contemplated by this Agreement shall have been obtained on terms and conditions reasonably acceptable to Parent and Web and be in full force and effect, except for those the failure of which to obtain, in the reasonable judgment of Parent and Web, would not have a Parent Material Adverse Effect or a Web Material Adverse Effect.

           (i)  HRS Act.  Any waiting period applicable to the Merger
                -------
under the HRS Act shall have expired or earlier termination thereof shall have been granted and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

           (j)  Registration Statement.  The Registration Statement(s)
                ----------------------
shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

           (k)  Blue Sky.  Parent shall have received all state
                --------
Securities Law authorizations necessary to consummate the transactions contemplated hereby.

           (l)  Fairness Opinion. Parent's Board of Directors shall
                ----------------
have received from its financial advisors, PaineWebber Incorporated, a written opinion addressed to it for inclusion in the Prospectus/Proxy Statement to the effect that the consideration to be paid, in the aggregate, by the Parent in the transactions contemplated by this Agreement, the Company Acquisition Agreement, the Big Stuff Acquisition Agreement and the agreement relating to the redemption of the Great Western Notes is fair to Parent from a financial point of view. The opinion is being given as of this date.

            (m)  Tax Opinion.  Parent shall have received an opinion
                 -----------
from Blackwell Sanders Peper Martin LLP based on customary representations contained in certificates of Parent, to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, the Merger will qualify as a tax-free reorganization within the meaning of the Code.

            (n)  Contingent Rights I Dividend.  Parent shall have
                 ----------------------------
declared and paid the Contingent Rights I dividend.

           (o)  NYSE Listing Approval.  Parent shall have received
                ---------------------
from the NYSE approval for listing with the NYSE of the Parent Common Stock to be issued pursuant to this Agreement, the Company Acquisition Agreement and the Big Stuff Acquisition Agreement.

           (p)  Escrow Agreement.  The Escrow Agreement described in
                ----------------
Section 9.1(b) shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

     7.2   Additional Conditions to Obligations of Web Shareholders
           --------------------------------------------------------
and Web.  The obligations of the Web Shareholders and Web to consummate
-------
and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Web:

           (a)  Representations, Warranties and Covenants.
                -----------------------------------------

                (i) The representations and warranties of Parent in this Agreement that are modified by materiality or Parent Material Adverse Effect ("PARENT MODIFIED REPRESENTATION") shall be true and correct in all respects and those that are not so modified ("PARENT NONMODIFIED REPRESENTATION") shall be true and correct in all material respects on the date hereof and, except for changes not prohibited by this Agreement, as of the Closing Date as if made at the Closing Date. Furthermore, none of the representations or warranties of Parent contained in this agreement, disregarding any qualifications therein or in this
     Section 7.2(a) regarding materiality or Parent Material Adverse
     --------------
     Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Parent Material Adverse Effect; and

                (ii) Parent shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Parent at or prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the consummation of the transactions contemplated by this Agreement and the subsequent disposition of the CLEC Operations constitutes a significant change from the plans and strategies described in the 1998 10-K such that the representations and warranties of Parent that reference the 1998 10-K will not be true and correct as of the Closing Date as they relate to the plans and strategies of the business of Parent at the Closing Date.

           (b)  Certificate of Parent and Other Deliveries. Web
                ------------------------------------------
shall have been provided, with (i) a certificate executed on behalf of Parent by an Officer to the effect that, as of the Closing Date, all representations and warranties made by Parent under this Agreement are true and complete except as qualified by Section 7.2(a)(i) hereof; and
                                         -----------------
all covenants, obligations and conditions of this Agreement to be performed by Parent on or before such date have been so performed; (ii) a certificate of good standing from the Secretary of State of the State of Delaware that Parent is a validly existing corporation; (iii) duly adopted resolutions of the Board of Directors of Parent approving the execution, delivery and performance of this Agreement and the Parent Transaction Agreements to which it is a party and the instruments contemplated hereby and thereby, certified by its Secretary or Assistant Secretary; and (iv) such other documents and instruments as Web may reasonably request.

           (c)  Shareholder Approval.  Web shall have received from
                --------------------
Parent's transfer agent a certificate indicating that a sufficient number of Parent's shareholders voted to approve the Merger such that the Merger was deemed approved by the Parent shareholders.

           (d)  Legal Opinion. Web shall have received a legal
                -------------
opinion of Blackwell Sanders Peper Martin LLP, legal counsel to Parent, in a form to be agreed upon by the parties hereto, acting reasonably.

           (e)  No Material Adverse Change.  There shall not have
                --------------------------
occurred after the date hereof any Event that has or reasonably could be expected to have a Parent Material Adverse Effect.

           (f)  Litigation.  There shall be no action, suit, claim or
                ----------
proceeding of any nature pending, or overtly threatened, against Parent, its properties or any of its officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement which individually or in the aggregate may cause a Parent Material Adverse Effect.

     7.3   Additional Conditions to the Obligations of Parent.  The
           --------------------------------------------------
obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

           (a)  Representations, Warranties and Covenants.
                -----------------------------------------

                (i) The representations and warranties of Web and the Web Shareholders contained in this Agreement that are modified by materiality or Web Material Adverse Effect ("WEB MODIFIED REPRESENTATION") shall be true and correct in all respects, and those that are not so modified ("WEB NONMODIFIED REPRESENTATION") shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Closing Date as if made at the Closing Date. Furthermore, none of the representations or warranties of Web or the Web Shareholders contained in this Agreement, disregarding any qualifications therein or in this Section 7.3(a) regarding
                                       --------------
     materiality or Web Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Web Material Adverse Effect; and

                (ii) Web and the Web Shareholders shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Web and the Web Shareholders at or prior to the Closing Date.

           (b)  Certificate of Web and Other Deliveries.  Parent
                ---------------------------------------
shall have been provided with (i) a certificate executed on behalf of Web by its Chief Executive Officer to the effect that, as of the Effective Time all representations and warranties made by Web in this Agreement are true and correct, except as qualified by Section
                                                       -------
7.3(a)(i) hereof, and all covenants, obligations and conditions of this
---------
Agreement to be performed by Web and the Web Shareholders on or before such date have been so performed; (ii) a certificate of good standing from the proper authority in the jurisdictions in which Web is incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Web Board of Directors and Web Shareholders approving the execution, delivery and performance of this Agreement and the Web Transaction Agreements to which Web is a party and the instruments contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of Web; (iv) a true and complete copy of the Articles or Certificate of Incorporation or comparable governing instruments, as amended, of Web certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the Bylaws or comparable governing instruments, as amended, of Web certified by the Secretary thereof; (v) the duly executed Resignations on terms and conditions reasonably acceptable to Parent; and (vi) such other documents and instruments as Parent reasonably may request.

           (c)  Legal Opinion.  Parent shall have received a legal
                -------------
opinion from Steinhart & Falconer LLP, legal counsel to Web, in a form to be agreed upon by the parties hereto, acting reasonably.

           (d)  Litigation.  There shall be no action, suit, claim
                ----------
or proceeding of any nature pending, or overtly threatened, against Web, its respective properties or any of its officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement which individually or in the aggregate may cause a Web Material Adverse
Effect.

           (e)  No Material Adverse Change.  There shall have not
                --------------------------
occurred after the date hereof any Event that has or reasonably could be expected to have a Web Material Adverse Effect.

           (f)  Affiliate Agreements.  At least thirty (30) days
                --------------------
prior to the Effective Time, Parent shall have received the duly executed Affiliate Agreements.

             ARTICLE VIII - TERMINATION AND ABANDONMENT

     8.1   Termination.  This Agreement may be terminated and the
           -----------
Merger contemplated hereby may be abandoned at any time prior to the Closing Date only as follows, whether before or after approval by the Web
Shareholders:

           (a) by mutual written consent of Web and Parent, duly authorized by the Board of Directors of each;

           (b)  by Web or Parent if the Closing shall not have occurred on or before October 31, 1999 (or such other date as may be agreed to by Web and Parent); provided, that, no party may terminate this Agreement
                 --------  ----
under this Section 8.1(b) if such party's breach of this Agreement has
           --------------
caused or resulted in the failure of the Closing to occur on or before such date;

           (c)  by Web if (i) there are any breaches of any Parent
Modified Representation or any material breaches of any Parent Nonmodified Representation, or (ii) Parent has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Parent promptly after the discovery thereof and Parent has failed to cure or otherwise resolve the same to the reasonable satisfaction of Web within thirty (30) days after receipt of such notice;

           (d)  by Parent if (i) there are any breaches of any Web
Modified Representations or any material breaches of any Web Nonmodified Representations, or (ii) Web has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Web promptly after the discovery thereof and Web has failed to cure or otherwise resolve the same to the reasonable satisfaction of Parent within thirty (30) days after receipt of such notice;

           (e) by Web or Parent if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, the Company Acquisition Agreement or any of the transactions contemplated by this Agreement or such other agreements and such order, decree, ruling or other action shall have become final and nonappealable;

           (f)(i) by Web if the stockholders of Parent fail to approve and adopt the Merger or the issuance of the Parent Common Stock pursuant to this Agreement or the other transactions contemplated or otherwise referenced herein or therein, as applicable, at the meeting duly convened therefor;

           (f)(ii) by Parent if the stockholders of Parent fail to approve and adopt the Merger pursuant to this Agreement or the other transactions contemplated or otherwise referenced herein or therein, as applicable;

           (g) by Parent, if Web or its Board of Directors breaches any provision of Section 6.7;
             -----------

           (h) by Web, if Parent or its Board of Directors breaches any provision of Section 6.7; or
             -----------

           (i) by Parent or Web upon the occurrence of the events described in Section 1.11.
             ------------

     The party desiring to terminate this Agreement pursuant to the preceding clauses (b), (c), (d), (e), (f)(i), (f)(ii), (g), (h) or (i) shall give written notice of such termination to the other party in accordance with Section 11.1 below.
                ------------

     8.2   Termination Fees and Rights.  In recognition of the
           ---------------------------
considerable time and expense that the parties have expended and will expend in entering into this Agreement, and pursuing the Merger and the other transactions contemplated hereby, the following fees shall be payable in the event of termination of this Agreement:

           (a) To the extent that this Agreement is terminated solely pursuant to Section 8.1(a), (b), or (e), and neither a Web Triggering
            ---------------------------
Transaction nor Parent Triggering Transaction has occurred prior to the date of termination, no termination fees are payable to any party and this

Agreement shall become void and of no effect with no liability on the part of any party hereto (or any of its directors, officers, employees, agents, or representatives); provided, that no such termination shall relieve any party hereto from any liability under Section 6.9 or for any breach of
                                      -----------
this Agreement.

           (b)  If this Agreement is terminated by Web pursuant to
Section 8.1(c), (f)(i) or (h) or by Parent pursuant to Section 8.1(i),
-----------------------------                          --------------
Parent shall promptly pay a termination fee to the Company in an amount equal to $1,560,150 and to WorldPages, collectively, in an amount equal to $939,850, inclusive of expenses, by wire transfer of immediately available funds if Parent consummates a Parent Triggering Transaction within six (6) months following the date of such termination, provided that if
                                               --------
WorldPages is a party to the Parent Triggering Transaction, then all of the $2,500,000 payable as a termination fee hereunder shall be paid to the Company and no fee shall be paid to WorldPages.

           (c)  If this Agreement is terminated by Parent pursuant to
Section 8.1(d) or (g) or by Web pursuant to Section 8.1(i), Web and Big
---------------------                       --------------
Stuff, jointly and not severally, shall promptly pay a termination fee to Parent in an amount equal to $1,810,631 and to the Company in an amount equal to $689,369, inclusive of expenses, by wire transfer of immediately available funds if Web consummates a Web Triggering Transaction within six
(6) months following the date of such termination, provided that if
                                                   --------
Parent is a party to the Web Triggering Transaction, then all of the $2,500,000 payable as a termination fee hereunder shall be paid to the Company.

           (d) If this Agreement is terminated by Web or by Parent pursuant to Section 8.1(f)(i) or 8.1(f)(ii), respectively, no termination
            -------------------------------
fee shall be payable by Web even if Web consummates or a Web Triggering Transaction.

           (e) If a termination fee is payable by a party pursuant to this Agreement and a termination fee is payable by the same party pursuant to the Company Acquisition Agreement and the Big Stuff Acquisition Agreement, then the parties agree that notwithstanding anything herein or therein to the contrary, there shall be no "doubling" of such termination fee and that a maximum of $2,500,000 shall be paid by any party required to pay a termination fee, whether payable hereunder or pursuant to the Company Acquisition Agreement or the Big Stuff Acquisition Agreement.

     8.3   Procedure Upon Termination.  In the event of termination
           --------------------------
pursuant to this Article VIII, the Merger shall be abandoned without
                 ------------
further action by Web or Parent, provided that the agreements contained in Sections 8.2, 8.3, 9.1, 9.7 and 6.9 hereof shall remain in full force and
-----------------------------------
effect. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same. Nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Agreement prior to termination.

              ARTICLE IX - SURVIVAL OF REPRESENTATIONS
                  AND WARRANTIES; INDEMNIFICATION

     9.1   Indemnification by the Web Shareholders.

           (a) If the Closing has occurred, subject to the terms and conditions of this Article IX, the Web Shareholders shall indemnify
                   ----------
Parent, and its officers, directors, agents and representatives (THE "INDEMNITEES"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities, excise and other taxes, judgments, and deficiencies (including without limitation amounts paid in settlement and interest and reasonable out-of-pocket legal and accounting fees), but which amount shall be offset or reduced by the amount of any insurance proceeds received by Parent in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("DAMAGES") resulting from, relating to or in connection with any misrepresentation or breach of warranty of the Web Shareholders contained in this Agreement.

           (b) At Closing, (i) the Web Shareholders and the Parent shall execute an escrow agreement (THE "ESCROW AGREEMENT") with an escrow agent (THE "ESCROW AGENT") both of which as shall be reasonably acceptable to the Parent and the Representative and (ii) the Web Shareholders shall deposit Parent Common Stock with an aggregate value equal to Eight Hundred Fifty Thousand Dollars ($850,000) with the Escrow Agent to be used as payment for any of the indemnification obligations of the Web Shareholders pursuant hereto. For purposes of calculating the value of the Parent Common Stock deposited with the Escrow Agent, one share of Parent Common Stock shall be deemed to have a value of $5.50.

           (c) The Web Shareholders acknowledge that their indemnification obligations hereunder are solely in their capacity as former shareholders of Web, and, accordingly, the indemnification obligations in this Article IX shall not entitle any Web Shareholder
                    ----------
who was or is a current or former officer, director or employee of Web to any indemnification from Web pursuant to the organizational or governing documents of Web.

     9.2   Method of Asserting Claims.
           --------------------------

           (a)  Prior to the date (THE "REPORT DATE") that is thirty
(30) days after the completion of Parent's audit report by Parent's independent auditors for the fiscal year ended December 31, 1999, each Indemnitee shall give written notice (THE "CLAIM NOTICE") to the Representative, as agent for the Web Shareholders, of any and all claims or events known to it which gives rise to a claim for indemnification hereunder by the Indemnitee against the Web Shareholders (AN "INDEMNIFIABLE CLAIM"). The Claim Notice shall specify the nature and estimated amount of such claimed Damages (THE "CLAIMED AMOUNT"). In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any Person who is not a party to this Agreement (A "THIRD-PARTY CLAIM"), prior to the Report Date, the Indemnitee also shall give the Representative, as agent for the Web Shareholders, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim.

           (b) Within forty-five (45) days after delivery of a Claim Notice, the Representative shall notify the Parent and the Escrow Agent in writing of his objections, if any, to the Claim. Payments from the Escrow Account shall be made, and disputes shall be resolved, as set forth in the Escrow Agreement.

     9.3   Third Party Claims.
           ------------------

           (a)  Except as otherwise provided in paragraph (c) below,
the Representative, as agent for the Web Shareholders, may elect to compromise or defend, at the Web Shareholders' own expense and by the Web Shareholders' own counsel reasonably satisfactory to the Indemnitee, any Third-Party Claim; provided that (i) the Representative provides the Indemnitee with reasonable evidence that the Web Shareholders will have the financial resources to defend against such claim and fulfill their indemnification obligations hereunder; and (ii) the giving of a Defense Notice (as defined below) by the Representative shall constitute an acknowledgment by the Web Shareholders of their obligation to indemnify the Indemnitee with respect to such Third-Party Claim in accordance with the terms of this Article IX. If the Representative, as agent for the
                  ----------
Web Shareholders, elects to compromise or defend a Third-Party Claim, the Representative shall, within thirty (30) days of its receipt of the notice provided pursuant to Section 9.2(a) hereof (or sooner, if the
                            --------------
nature of such Third-Party Claim so requires), notify the related Indemnitee of its intent to do so (A "DEFENSE NOTICE"), and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Web Shareholders shall be responsible for the payment of such Indemnitee's actual out-of-pocket expenses (other than legal and accounting fees) incurred in connection with such cooperation, and such expenses shall constitute Damages incurred or suffered by Parent within the meaning of Section 9.1(a)
                                                     --------------
hereof. After notice from the Representative, as agent for the Web Shareholders, to an Indemnitee of its election to assume the defense of a Third-Party Claim, the Web Shareholders shall not be liable to such Indemnitee under this Article IX for any legal expenses subsequently
                      ----------
incurred by such Indemnitee in connection with the defense thereof. If the Representative, as agent for the Web Shareholders, elects not to compromise or defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 9.3, such
                                               -----------
Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the Web Shareholders (and any amount paid or expenses incurred in connection therewith shall constitute Damages incurred or suffered by Parent within the meaning of
Section 9.1(a) hereof).  The Representative may not consent to entry
--------------
of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

           (b) In respect of any claim, action, suit or proceeding brought by a taxing authority in respect of Taxes for which the Web Shareholders may be required to indemnify the Parent (A "TAX CLAIM"), the Representative, as agent for the Web Shareholders, shall have the sole right to control any Tax Claim, provided, however, that the Representative shall provide the Indemnitee with copies of all correspondence with any taxing authority in connection with any such Tax Claim and shall keep the Indemnitee reasonably informed of all progress with such taxing authority, and provided further that the Representative shall consult with the Indemnitee in good faith in contesting any proposed adjustment and shall consider any reasonable advice from the Indemnitee concerning such Tax Claim so long as the Representative, as agent for the Web Shareholders, shall (subject to the immediately following sentence) ultimately be entitled to control any such Tax Claim concerning any indemnity obligation of the Web Shareholders. The Representative shall not be entitled to compromise or settle any Tax liability of the Company for any pre-Closing Period that would have the effect of materially decreasing the Company's deductions for credits or materially increasing the Company's taxable income for any taxable year or period subsequent to the pre-Closing Period without the prior written consent of Parent, which consent shall not be unreasonably withheld. Parent will cooperate fully with Representative in defending any Tax Claim.

           (c) If there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee, other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder, such Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the Web Shareholders (which costs and expenses, other than legal and accounting fees, shall constitute Damages within the meaning of Section 9.1(a) hereof to the extent provided therein),
               --------------
to defend such Third-Party Claim. If the Third-Party Claim involves a third party with whom Parent has a significant on-going or prospective relationship, the Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the Web Shareholders (which costs and expenses, other than legal and accounting fees, shall constitute Damages within the meaning of Section 9.1(a)
                                                     --------------
hereof to the extent provided therein), to defend such Third-Party Claim; provided that the Web Shareholders shall not be obligated to pay Damages to the extent it is determined (by agreement between the Representative and Indemnitees or by arbitration or court judgment) that the Third-Party Claim was settled on terms that were not fair and reasonable to the Indemnitors.

     9.4   Survival. The representations and warranties of Web set
           --------
forth in this Agreement shall survive the Closing and shall continue until the Report Date. The representation and warranties shall not be affected by any examination made for or on behalf of Parent or the knowledge of any of Parent's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the Disclosure Schedules to the representations and warranties of Web and the Web Shareholders contained in Article II hereof and Parent agrees that Parent has knowledge of
   ----------
such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this Section 9.4, then (notwithstanding
                                    -----------
the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

     9.5   Limitations.
           -----------

           (a)  The Web Shareholders shall not be liable under this
Article IX unless and until the aggregate amount of Damages incurred
----------
or suffered by Indemnitees exceeds $100,000, (at which point the Web Shareholders shall become liable for the entire amount of such Damages in excess of $75,000). For purposes of the preceding sentence, no independent claims of less than $1,000 may be made; provided however, that all claims arising out of a common set of facts shall be aggregated for purposes of determining whether the $1,000 threshold has been met.

           (b)  The Web Shareholders' liability under this Article IX
                                                           ----------
shall not exceed $850,000. At their option, the Web Shareholders may elect to pay an Indemnifiable Claim in cash rather than by transfer or sale of the escrowed Parent Common Stock.

           (c)  No claim for indemnification pursuant to Section 9.1
                                                         -----------
shall be made unless asserted by a written notice given to the Representative on or before the Report Date.

     9.6   The Representative.
           ------------------

           (a) Web and the Web Shareholders hereby authorize, direct and appoint Reid to act as sole and exclusive agent, attorney-in-fact and representative of the Web Shareholders (THE "REPRESENTATIVE"), and authorizes and directs the Representative to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Web Shareholders (which will constitute Damages incurred or suffered by Parent within the meaning of Section 9.1(a) hereof) and making any and
                             --------------
all determinations) which may be required or permitted by this Agreement to be taken by the Web Shareholders or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder in connection with the transactions contemplated hereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each indemnifying party as if such indemnifying party personally had taken such action, exercised such rights, power or authority or made such decision or determination in such indemnifying party's individual capacity. Notwithstanding any other provision of this Agreement, if the Closing occurs, then with respect to the matters covered by Article IX, (i) each of the Web
                                  ----------
Shareholders irrevocably relinquishes such Web Shareholder's right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in Section 9.6(b) below, and (ii)
                                        --------------
no Web Shareholders shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against Web or Parent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with this Agreement.

           (b) The Representative shall serve as Representative until his resignation, removal from office, incapacity or death; provided, however, that the Representative shall not have the right to resign without (i) prior written notice to the Web Shareholders, and (ii) picking a successor reasonably satisfactory to Parent to serve until a successor thereto is elected by the Web Shareholders. The Representative may be removed at any time, and a successor representative, reasonably satisfactory to Parent, may be appointed, pursuant to written action by Web Shareholders. Any successor to the Representative shall, for purposes of this Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "REPRESENTATIVE" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement.

           (c) The Representative shall be permitted to retain counsel, consultants and other advisors and shall promptly notify Parent after retaining any such Person.

           (d)  The provisions of this Section 9.6 shall in no way
                                       -----------
impose any obligations on Parent (other than those set forth in paragraph (c) above). In particular, notwithstanding any notice received by Parent to the contrary (except any notice of the appointment of a successor Representative approved by Parent in accordance with paragraph (b) of this Section 9.6), Parent shall be entitled to assume
                      -----------
that all actions, decisions and determinations of the Representative are fully authorized by the Web Shareholders.

           (e) The Representative shall not be liable to the Web Shareholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Web Shareholders.

     9.7   Indemnification by the Parent.
           -----------------------------

           (a)  Indemnity.  If the Closing has occurred, subject to
                ---------
the terms and conditions of this Section 9.7, Parent shall indemnify
                                 -----------
the Web Shareholders from and in respect of all, and hold the Web Shareholders harmless against, any and all damages, fines, penalties, losses, liabilities, judgments and deficiencies (including without limitation amounts paid in settlement and interest) ("WEB SHAREHOLDER DAMAGES") resulting from, relating to or in connection with any misrepresentation or breach of warranty of the Parent contained in this Agreement.

           (b)  Survival.  The representations and warranties of
                --------
Parent set forth in this Agreement shall survive the Closing and shall continue until the Report Date. The representations and warranties shall not be affected by any examination made for or on behalf of Web or Web Shareholders or the knowledge of any of the Web's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the Disclosure Schedules to the representations and warranties of the Parent contained in Article III hereof, and Web agrees that Web has
                    -----------
knowledge of such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this Section 9.7, then
                                                -----------
(notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

           (c)  Limitations.  Parent shall not be liable under this
                -----------
Section 9.7 unless and until the aggregate amount of Web Shareholder
-----------
Damages incurred or suffered by the Web Shareholders exceeds $100,000 (at which point Parent shall become liable for the entire amount of Web Shareholder Damages in excess of $75,000). Furthermore, the liability of Parent under this Section 9.7 shall be $850,000.. No claim for
                     -----------
indemnification pursuant to Section 9.7 shall be made unless asserted
                            -----------
by a written notice given to Parent on or before the Report Date.

                 ARTICLE X - AMENDMENT AND WAIVER

     10.1  Amendment.  Except as is otherwise required by applicable
           ---------
Law, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto.

     10.2  Extension; Waiver.  At any time prior to the Effective
           -----------------
Time, Parent and Acquisition Subsidiary, on the one hand, and Web and the Web Shareholders, on the other, may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made by such other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                    ARTICLE XI - GENERAL PROVISIONS

     11.1  Notices.  All notices and other communications hereunder
           -------
shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)  if to Parent, to:

                Advanced Communications Group, Inc.
                390 South Woods Mill Road, Suite 150
                St. Louis, Missouri  63017
                Attn:  Mr. Richard O'Neal
                Facsimile:  (314) 205-8141

                with a copy to:

                Blackwell Sanders Peper Martin LLP
                720 Olive Street, Suite 2400
                St. Louis, Missouri  63101-4834
                Attn:  Mr. Craig Adoor
                Facsimile:  (314) 345-6060


           (b)  if to Web and Web Shareholders, to:

                Web YP, Inc.
                4515 South Georgia, Suite 118
                Amarillo, Texas  79102
                Attn:  Mr. Richard L. Reid
                Facsimile:  (806) 354-2974

                with a copy to:

                Steinhart & Falconer
                333 Market Street
                32nd Floor
                San Francisco, California  94105-2150
                Attn:  Mr. Robb A. Scott
                Facsimile:  (415) 442-0856

     11.2  Interpretation.  The words "INCLUDE," "INCLUDES" and
           --------------
"INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation". The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Disclosure Schedules to this Agreement constitute, or will constitute when delivered during the Schedule Period, a part of this Agreement as if set forth in full herein and are, or will be when delivered during the Schedule Period, incorporated herein.

     11.3  Counterparts.  This Agreement may be executed in one or
           ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     11.4  Entire Agreement; Assignment.  This Agreement (including,
           ----------------------------
but not limited to, the Recitals hereto), the Disclosure Schedules hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof including, but not limited to, the Letter of Intent dated April 11, 1999 by and among the Parent, the Company, Web, Big Stuff and O'Neal and the Confidentiality Agreement dated April 11, 1999 by and among Parent, the Company, Web, Big Stuff and O'Neal; (ii) are not intended to confer upon any other Person any rights or remedies hereunder except that the Representative shall have the express rights articulated in Article
                                                            -------
IX; and (iii) shall not be assigned by operation of law or otherwise,
--
except that Parent may assign its rights and delegate its obligations hereunder to its affiliates, provided that Parent shall remain liable hereunder.

     11.5  Severability.  In the event that any provision of this
           ------------
Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as consideration of the Agreement is not materially affected for any party hereof. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.6  Other Remedies.  Except as otherwise provided herein, any
           --------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     11.7  Governing Law.  This Agreement shall be governed by and
           -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of California, City and County of San Francisco, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California, City and County of San Francisco for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     11.8  Rules of Construction.  The parties hereto agree that they
           ---------------------
have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                     ARTICLE XII - DEFINITIONS

     12.1  Definitions.
           -----------

     "Acquisition CLEC Shares" means the quotient of the CLEC Sales Price Decrease divided by $5.50.

     "Acquisition Subsidiary" shall have the meaning ascribed to it in the preamble hereto.

     "Active Parent Subsidiaries" shall mean Feist; Firstel; Value; Great Western Directories, Inc.; Telecom Resources, Inc.; the
Switchboard of Oklahoma City, Inc.; Long Distance Management of Kansas, Inc.; Long Distance Management II, Inc.; and National Telecom, a proprietorship.

     "Affiliate Agreements" shall have the meaning set forth in
Section 4.8 hereof.
-----------

     "Aggregate Acquisition Shares" means the sum of the aggregate number of Class B Special Shares and Contingent Rights II outstanding as of the Closing Date immediately after giving effect to the Closing.

     "Agreement" shall have the meaning ascribed to it in the preamble hereto.

     "Anniversary Date" shall mean the first anniversary of the Closing
Date.

     "Associates" shall mean affiliates of any Person (including, without limitation, directors, officers, employees, agents, representatives and shareholders or any affiliates or associates thereof).

     "Benefit Plan" shall have the meaning ascribed to such term in
Section 2.14 hereof.
------------

     "Big Stuff" shall have the meaning ascribed to such term in Recital E hereto.

     "Big Stuff Acquisition Agreement" shall mean that certain
Acquisition Agreement dated as of June 3, 1999, among the Parent, ACG Acquisition VII Corp., Big Stuff and the Big Stuff shareholders.

     "Certificate of Merger" shall have the meaning ascribed to such term in Section 1.1 hereof.
        -----------

     "Certificates" shall mean the certificates which, prior to the Merger, represented the Web Shares, and shall include a certificate issued upon due execution and delivery of an affidavit of loss and a bond, if required by Parent, in the event that a Web Shareholder is unable to produce and deliver, at the Closing, the original certificate which prior to the Merger, represented any Web Shares.

     "Claim Notice" shall have the meaning ascribed to such term in
Section 9.2(a) hereof.

     "Claimed Amount" shall have the meaning ascribed to such term in
Section 9.2(a) hereof.
--------------

     "Class A Special Shares" shall have the meaning set forth in the Company Acquisition Agreement.

     "Class B Special Shares" shall have the meaning set forth in the Company Acquisition Agreement.

     "CLEC Operations" shall mean Feist, Firstel, Valu, and such other non-yellow pages operating subsidiaries or operations of Parent as shall be determined by the Board of Directors of Parent.

     "CLEC Sales Price" shall mean the aggregate consideration received by Parent from the sale(s) of the CLEC Operations, reduced by warranty claims and paying or reserving against the taxes payable by Parent or a subsidiary of Parent directly attributable to the sale(s) of the CLEC Operations. For greater certainty and explanation, but not limitation, the consideration received by Parent shall not be reduced by any fee paid to NationsBanc Montgomery Securities, L.L.C. in connection with the sale(s) of the CLEC Operations or to PaineWebber Incorporated.

     "CLEC Sales Price Decrease" shall have the meaning ascribed to such term in Section 5.11(c) hereof.
             ---------------

     "CLEC Sales Price Increase" shall have the meaning ascribed to such term in Section 5.11(b) hereof.
             ---------------

     "Closing" shall mean the closing of the Merger.

     "Closing Date" shall mean the date on which the Closing actually occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.

     "Company" shall have the meaning set forth in Recital E hereto.

     "Company Acquisition Agreement" shall have the meaning set forth in Recital E hereto.

     "Company Shareholders" shall have the meaning set forth in Recital
E hereto.

     "Consent" shall have the meaning ascribed to such term in Section
                                                               -------
2.5 hereof.
---

     "Contingent Rights I" shall mean, collectively, the rights to receive Parent Common Stock pursuant to Section 5.11(b) hereof, which
                                        ---------------
rights shall be represented by certificates, the form of which shall be designated at a later date (and shall be acceptable to the parties hereto, acting reasonably), and which shall be non-transferable, except by operation of law.

     "Contingent Rights II" shall mean, collectively, the rights to receive Parent Common Stock pursuant to Section 5.11(c) hereof, which
                                        ---------------
rights shall be represented by certificates, the form of which shall be designated at a later date (and shall be acceptable to the parties hereto, acting reasonably), and which shall be non-transferable, except by operation of law.

     "Conversion Stock" shall have the meaning ascribed to such term in
Section 4.9 hereof.
-----------

     "Convertible Note" shall have the meaning ascribed to such term
Section 1.10 hereof.
------------

     "Corporation Laws" shall have the meaning ascribed to such term in
Section 1.1 hereof.
-----------

     "Damages" shall have the meaning ascribed to such term in Section
                                                               --------
9.1(a) hereof.
------

     "Defense Notice" shall have the meaning ascribed to such term in
Section 9.3(a) hereof.
--------------

     "Disclosure Schedules" shall mean, collectively, that information required to be delivered by Web to Parent, and by Parent to Web, pursuant to this Agreement.

     "Effective Time" shall have the meaning ascribed to such term in
Section 1.2 hereof.
-----------

     "Eligible Acquisition Shareholders" shall mean the holders of Class B Special Shares and the holders of the Contingent Rights II on the Closing Date, immediately after giving effect to the Closing.

     "Eligible Acquisition Shareholder's Proportionate Share" means, for any Eligible Acquisition Shareholder, the quotient of (a) the sum of the number of Class B Special Shares and Contingent Rights II owned by such Eligible Acquisition Shareholder on the Closing Date, immediately after giving effect to the Closing, divided by (b) the number of Aggregate Acquisition Shares.

     "Eligible Parent Shareholders" shall mean the holders of Contingent Rights I on the Closing Date, immediately after giving effect to the Closing.

     "Eligible Parent Shareholder's Proportionate Share" shall mean, for any Eligible Parent Shareholder, the quotient of (i) the number of Contingent Rights I owned by such Eligible Parent Shareholder on the Closing Date, immediately after giving effect to the Closing, divided by
(ii) the aggregate number of outstanding Contingent Rights I.

     "Enforceability Exceptions" shall have the meaning ascribed to such term in Section 2.4 hereof.
             -----------

     "Environmental Laws" shall have the meaning ascribed to such term in Section 2.17 hereof.
   ------------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder.

     "Escrow Agent" shall have the meaning ascribed to such term in
Section 9.1(b) hereof.
--------------

     "Escrow Agreement" shall have the meaning ascribed to such term in
Section 9.1(b) hereof.
--------------

     "Event" shall mean any event, occurrence, fact, condition, change, development or effect.

     "Exchange Ratio" shall have the meaning ascribed to such term in
Section 1.3 hereof.
-----------

     "Extraordinary Transactions" shall have the meaning ascribed to such term in Section 6.7 hereof.
             -----------

     "Feist" shall mean Feist Long Distance Service, Inc.

     "Final Order", with respect to any Consent of a Governmental Authority, shall mean an action by the appropriate Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

     "Final Sale Date" shall have the meaning set forth in Section
                                                           -------
5.11(b).
-------

     "Firstel" shall mean Firstel, Inc.

     "Governmental Authority" shall mean a nation or government, any state or other political subdivision thereof, any Person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization.

     "Great Western Credit Agreement" shall mean the Loan Agreement dated as of May 14, 1999, by and among Great Western Directories, Inc., the lenders signatories thereto, and Bank of America National Trust and Savings Association as Administrative Agent.

     "Great Western Notes" shall have the meaning ascribed to such term in Recital E hereto.

     "Great Western Shareholders" shall have the meaning ascribed to such term in Recital E hereto.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "ICL" shall have the meaning ascribed to such term in Recital E hereto.

     "Indemnifiable Claim" shall have the meaning ascribed to such term in Section 9.2(a) hereof.
   --------------

     "Indemnitees" shall have the meaning ascribed to such term in
Section 9.1(a) hereof.
--------------

     "Intellectual Property" shall have the meaning ascribed to such term in Section 2.18 hereof.
        ------------

     "IP Claim Notice" shall have the meaning ascribed to such term in
Section 2.18 hereof.
-------------

     "IRS" shall mean the United States Internal Revenue Service, or any successor thereto.

     "Law" shall mean applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority.

     "Letter of Transmittal" shall have the meaning ascribed to such term in Section 1.5 hereof.
        -----------

     "Litigation" shall have the meaning ascribed to such term in
Section 2.7 hereof.
-----------

     "Merger" shall have the meaning ascribed to such term in Recital B hereto.

     "Merger Consideration" shall have the meaning ascribed to such term in Section 1.3 hereof.
        -----------

     "Multi-employer Plan" shall have the meaning ascribed to such term in Section 2.14 hereof.
   ------------

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "O'Neal" shall have the meaning ascribed to such term in the preamble hereto.

     "Parent" shall have the meaning ascribed to such term in the Preamble hereto.

     "Parent CLEC Shares" shall mean the quotient of the CLEC Sales Price Increase divided by $5.50.

     "Parent Common Stock" shall have the meaning ascribed to such term in Section 1.3 hereof.
   -----------

     "Parent Financial Statements" shall have the meaning ascribed to such term in Section 3.8 hereof.
             -----------

     "Parent Guaranty" shall mean that certain Guaranty of Parent given pursuant to the Great Western Credit Agreement.

     "Parent Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Parent and the Active Parent Subsidiaries taken as a whole, (ii) the ability of Parent to perform its obligations set forth in this Agreement and the Parent Transaction Agreements, or (iii) the ability of Parent to timely consummate the transactions contemplated by this Agreement and the Parent Transaction Agreements.

     "Parent Material Contract" shall have the meaning ascribed to such term in Section 3.13 hereof.
        ------------

     "Parent Modified Representations" shall have the meaning ascribed to such term in Section 7.2(a)(i) hereof.
                -----------------

     "Parent Nonmodified Representation" shall have the meaning ascribed to such term in Section 7.2(a)(i) hereof.
                         -----------------

     "Parent Permits" shall have the meaning ascribed to such term in
Section 3.11 hereof.
------------

     "Parent Securities Filings" shall have the meaning ascribed to such term in Section 3.7 hereof.
             -----------

     "Parent Series A Stock " shall have the meaning ascribed to such term in Section 3.2 hereof.
        -----------

     "Parent Transaction Agreements" shall have the meaning ascribed to such term in Section 3.4 hereof.
             -----------

     "Parent Triggering Transaction" shall mean any transaction by way of a purchase or sale of shares or assets, a merger, a reverse take-over or other business combination involving the Parent or any Parent Subsidiary or any subsidiary of the Parent formed, organized or acquired directly or indirectly by the Parent on or after the date hereof with (i) the Company, or (ii) which results in the sale of the yellow pages publishing business of the Parent or Great Western Directories, Inc., or (iii) with another Person or entity which derives the majority of their revenues from a business other than the yellow pages publishing business.

     "Person" shall mean and include an individual, corporation, partnership, association, trust or other entity or organization, including a Governmental Authority.

     "Registration Statements" shall have the meaning ascribed to such term in Section 6.1(b) hereof.
        --------------

     "Reid" shall have the meaning ascribed to such term in the preamble hereto.

     "Report Date" shall have the meaning ascribed to such term in
Section 9.2(a) hereof.
--------------

     "Representative" shall have the meaning ascribed to such term in
Section 9.6 hereof.
-----------

     "Resignations" shall have the meaning ascribed to such term in
Section 6.8 hereof.
-----------

     "Schedule Period" shall have the meaning ascribed to such term in
Section 1.11(a) hereof.
---------------

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     "Surviving Corporation" shall have the meaning ascribed to such term in Section 1.1 hereof.
        -----------

     "Surviving Corporation Common Stock" shall have the meaning ascribed to such term in Section 1.3 hereof.
                         -----------

     "Surviving Corporation Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of the Surviving Corporation, or (ii) the ability to timely consummate the transactions contemplated by this Agreement.

     "Tax" shall have the meaning ascribed to such term in Section
                                                           -------
2.15(a) hereof.
-------

     "Tax Claim" shall have the meaning ascribed to such term in
Section 9.3(b) hereof.
--------------

     "Third-Party Claim" shall have the meaning ascribed to such term in Section 9.2(a) hereof.
   --------------

     "Transaction Expenses" shall have the meaning ascribed to such term in Section 5.9 hereof.
        -----------

     "Valu" shall mean, collectively, Valu-line of Louisiana, Inc. and Valu-line of Longview, Inc.

     "Web" shall have the meaning ascribed to such term in the preamble hereto.

     "Web Common Stock" shall have the meaning ascribed to such term in
Section 1.3 hereof.
-----------

     "Web Financial Statements" shall have the meaning ascribed to such term in Section 2.8 hereof.
        -----------

     "Web Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Web taken as a whole, (ii) the ability of Web to perform its obligations set forth in this Agreement and the Web Transaction Agreements, or (iii) the ability of Web or the Web Shareholders to timely consummate the transactions contemplated by this Agreement and the Web Transaction Agreements.

     "Web Material Contract" shall have the meaning ascribed to such term in Section 2.13 hereof.
        ------------

     "Web Modified Representations" shall have the meaning ascribed to such term in Section 7.3(a)(i) hereof.
             -----------------

     "Web Nonmodified Representations" shall have the meaning ascribed to such term in Section 7.3(a)(i) hereof.
                -----------------

     "Web Permits" shall have the meaning ascribed to such term in
Section 2.11 hereof.
------------

     "Web Real Property Leases" shall have the meaning ascribed to such term in Section 2.19(b) hereof.
        ---------------

     "Web Shares" shall have the meaning ascribed to such term in
Section 1.3 hereof.
-----------

     "Web Shareholders" shall have the meaning ascribed to such term in the preamble hereto.

     "Web Shareholder Damages" shall have the meaning ascribed to such term in Section 9.7(a) hereof.
        --------------

     "Web Stock" shall have the meaning set forth in Section 2.2
                                                     -----------
hereof.

     "Web Transaction Agreements" shall have the meaning ascribed to such term in Section 2.4 hereof.
             -----------

     "Web Triggering Transaction" means any transaction by way of a purchase or sale of shares or assets, a merger, a reverse take-over or other business combination involving Web or any subsidiary of Web formed, organized or acquired directly or indirectly by Web on or after the date hereof, of Web's core business or in the sale of all or substantially all of Web's assets.

     "WorldPages" shall have the meaning ascribed to such term in Recital E hereto.

     "WorldPages Acquisition" shall mean the acquisition by Parent or a direct or indirect subsidiary of Parent of all of the outstanding capital stock of Web and Big Stuff on terms reasonably acceptable to the Company, whether by merger, exchange or otherwise.

     "Year 2000 Compliant" shall have the meaning ascribed to such term in Section 2.27 hereof.
   ------------


                   [Signatures on following page]

           [Signature pages to the WEB YP Agreement]

     IN WITNESS WHEREOF, Parent, the Acquisition Subsidiary, Web and the Web Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                  ADVANCED COMMUNICATIONS GROUP, INC.


                                  By:
                                     ---------------------------------
                                     James F. Cragg
                                     Title: President and Chief
                                            Operations Officer


                                  ACG ACQUISITION VI CORP.


                                  By:
                                     ---------------------------------
                                     James F. Cragg
                                     Title: President


                                  WEB YP, INC.


                                  By:
                                     ---------------------------------
                                     Title:



                                     ---------------------------------
                                     RICHARD O'NEAL



                                     ---------------------------------
                                     DICK REID

                    [WEB YP Acquisition Agreement]

     The terms and provisions of Sections 5.11 and 8.2 of this Agreement are hereby acknowledged and agreed to by Big Stuff, Richard L. Reid (as a Big Stuff shareholder), Richard O'Neal (as a Big Stuff shareholder), the Company, the shareholders of the Company, The J.L.R. Family Trust, The Paisley Family Trust, Edward Truant, Douglas G. McIntyre, Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust, Publisher Trust and Imperial Capital Limited.

                         BIG STUFF, INC.

                         By:
                            ---------------------------------------------
                            Title:




                         ------------------------------------------------
                         RICHARD L. REID




                         ------------------------------------------------
                         RICHARD O'NEAL


                         YPTEL CORPORATION


                         By:
                            ---------------------------------------------
                            Title:

                         SHAREHOLDERS OF YPTEL CORPORATION

                         By: Imperial Capital Limited as attorney-in-fact


                         By:
                            ---------------------------------------------
                            Title:

                         THE J.L.R. FAMILY TRUST, by its trustees


                         By:
                            ---------------------------------------------
                            Jeffrey L. Rosenthal, as trustee and with no
                            personal liability


                            ---------------------------------------------
                            Maxwell Gotlieb, as trustee and with no
                            personal liability

                         THE PAISLEY FAMILY TRUST


                         By:
                            ---------------------------------------------
                            Stephen D. Lister, as trustee and with no
                            personal liability



                            ---------------------------------------------
                            Maxwell Gotlieb, as trustee and with no
                            personal liability


                            ---------------------------------------------
                            Edward Truant



                            ---------------------------------------------
                            Douglas G. McIntyre

                            COLD TRUST


                            By:
                               ------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            ---------------------------------------------
                                                 , as trustee and with
                            no personal liability

                            GLOBAL INVESTMENT TRUST


                            By:
                               ------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            ---------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            FREEZER TRUST


                            By:
                               ------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            ---------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            STORAGE TRUST

                            By:
                               ------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            ---------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            DIRECTORY TRUST

                            By:
                               ------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            ---------------------------------------------
                                                 , as trustee and with
                            no personal liability

                            PUBLISHER TRUST

                            By:
                               ------------------------------------------
                                                 , as trustee and with
                            no personal liability


                            ---------------------------------------------
                                                 , as trustee and with
                            no personal liability



                            IMPERIAL CAPITAL LIMITED, a corporation
                            incorporated under the law of
                            the Providence of Ontario


                            By:
                               ------------------------------------------

                            Title:
                                  ---------------------------------------

ARTICLE I - TERMS OF THE MERGER                       2

    1.1   The Merger                                  2
          ----------
    1.2   Effective Time                              2
          --------------
    1.3   Merger Consideration                        2
          --------------------
    1.4   Stockholders' Right upon Merger             3
          -------------------------------
    1.5   Surrender and Exchange of Shares            3
          --------------------------------
    1.6   Directors                                   4
          ---------
    1.7   Bylaws                                      4
          ------
    1.8   Other Effects of Merger                     4
          -----------------------
    1.9   Tax-Free Reorganization                     4
          -----------------------
    1.10  Convertible Note                            4
          ----------------
    1.11  Due Diligence Review                        5
          --------------------
    1.12  Additional Actions                          5
          ------------------
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF
             WEB AND THE WEB SHAREHOLDERS             5
    2.1   Organization and Good Standing              6
    2.2   Capitalization                              6
          --------------
    2.3   Subsidiaries                                6
          ------------
    2.4   Authorization; Binding Agreement            6
          --------------------------------
    2.5   Governmental Approvals                      7
          ----------------------
    2.6   No Violations                               7
          -------------
    2.7   Litigation                                  7
          ----------
    2.8   Web Financial Statements                    7
          ------------------------
    2.9   Absence of Certain Changes or Events        8
          ------------------------------------
    2.10  Compliance with Laws                        8
          --------------------
    2.11  Permits                                     9
          -------
    2.12  Finders and Investment Bankers              9
          ------------------------------
    2.13  Contracts                                   9
          ---------
    2.14  Employee Benefit Plans                      9
          ----------------------
    2.15  Taxes and Returns                          10
          -----------------
    2.16  Liabilities                                11
          -----------
    2.17  Environmental Matters                      12
          ---------------------
    2.18  Intellectual Property; Fictitious Names    12
          ---------------------------------------
    2.19  Real Estate                                12
          -----------

    2.20  Corporate Records                          13
          -----------------
    2.21  Title to and Condition of Personal         13
          ----------------------------------
          Property
          --------
    2.22  No Adverse Actions                         13
          ------------------
    2.23  Labor Matters                              13
          -------------
    2.24  Insurance                                  14
          ---------
    2.25  Disclosure                                 14
          ----------
    2.26  Tax                                        14
          ---
    2.27  Year 2000 Compliance                       14
          --------------------
ARTICLE III - REPRESENTATIONS AND WARRANTIES
              OF PARENT                              14
    3.1   Organization and Good Standing             14
          ------------------------------
    3.2   Capitalization                             15
          --------------
    3.3.  Subsidiaries                               15
          ------------
    3.4   Authorization; Binding Agreement           15
          --------------------------------
    3.5   Governmental Approvals                     16
          ----------------------
    3.6   No Violations                              16
          -------------
    3.7   Securities Filings and Litigation          16
          ---------------------------------
    3.8   Parent Financial Statements                17
          ---------------------------
    3.9   Absence of Certain Changes or Events       18
          ------------------------------------
    3.10  Compliance with Laws                       18
          --------------------
    3.11  Permits                                    18
          -------
    3.12  Finders and Investment Bankers             18
          ------------------------------
    3.13  Contracts                                  18
          ---------
    3.14  Corporate Records                          18
          -----------------
    3.15  Tax                                        19
          ---
    3.16  Disclosure                                 19
          ----------
ARTICLE IV - ADDITIONAL COVENANTS OF WEB AND THE
             WEB SHAREHOLDERS                        19
    4.1   Notification of Certain Matters            19
          -------------------------------
    4.2   Access and Information                     19
          ----------------------
    4.3   Web Shareholder Approval                   20
          ------------------------
    4.4   Reasonable Best Efforts                    20
          -----------------------
    4.5   Compliance                                 20
          ----------

    4.6   Benefit Plans                              20
          -------------
    4.7   Tax Opinion Certification                  20
          -------------------------
    4.8   Affiliate Agreements                       21
          --------------------
    4.9   Transfer Restrictions                      21
          ---------------------
ARTICLE V - ADDITIONAL COVENANTS OF PARENT           22
    5.1   Conduct of Business of Parent and the
          -------------------------------------
          Active Parent Subsidiaries                 22
          --------------------------
    5.2   Notification of Certain Matters            22
          -------------------------------
    5.3   Access and Information                     23
          ----------------------
    5.4   Compliance                                 23
          ----------
    5.5   SEC and Shareholder Filings                23
          ---------------------------
    5.6   Tax Treatment                              23
          -------------
    5.7   Employment and Employee Benefit Plans      23
                         ----------------------
    5.8   Tax Opinion Certification                  24
          -------------------------
    5.9   Expenses                                   24
          --------
    5.10  Parent Shareholder Approval                24
          ---------------------------
    5.11  Sale of CLEC Operations                    24
          -----------------------
ARTICLE VI - ADDITIONAL COVENANTS OF THE PARENT,
             WEB AND THE WEB SHAREHOLDERS            26
    6.1   Registration Rights and Stock Restriction  26
          -----------------------------------------
          Agreement
          ---------
    6.2   Employment Agreements                      27
          ---------------------
    6.3   Consents                                   27
          --------
    6.4   Legal Requirements                         27
          ------------------
    6.5   Public Announcements                       27
          --------------------
    6.6   Conduct of Business Prior to Closing Date  27
          -----------------------------------------
    6.7   No Solicitation of Acquisition Proposal    31
          ---------------------------------------
    6.8   Resignations                               32
          ------------
    6.9   Confidentiality                            32
          ---------------
    6.10  Options; Stock Issuances                   32
          ------------------------
ARTICLE VII - CONDITIONS TO CLOSING                  33
    7.1   Conditions to Obligations of Each Party to 33
          ------------------------------------------
          Closing
          -------
    7.2   Additional Conditions to Obligations of
          -----------------------------------------
          Web Shareholders and Web                   35
          ------------------------
    7.3   Additional Conditions to the Obligations   36
          ----------------------------------------
          of Parent
          ---------
ARTICLE VIII- TERMINATION AND ABANDONMENT            37
    8.1   Termination                                37
          -----------
    8.2   Termination Fees and Rights                38
          ---------------------------

    8.3   Procedure Upon Termination                 39
          --------------------------
ARTICLE IX - SURVIVAL OF REPRESENTATIONS AND
             WARRANTIES; INDEMNIFICATION             40
    9.1   Indemnification by the Web Shareholders    40
          ---------------------------------------
    9.2   Method of Asserting Claims                 40
          --------------------------
    9.3   Third Party Claims                         41
          ------------------
    9.4   Survival                                   42
          --------
    9.5   Limitations                                42
          -----------
    9.6   The Representative                         43
          ------------------
    9.7   Indemnification by the Parent              44
          -----------------------------
ARTICLE X - AMENDMENT AND WAIVER                     44
    10.1  Amendment                                  44
          ---------
    10.2  Extension; Waiver                          44
          -----------------
ARTICLE XI - GENERAL PROVISIONS                      45
    11.1  Notices                                    45
          -------
    11.2  Interpretation                             45
          --------------
    11.3  Counterparts                               46
          ------------
    11.4  Entire Agreement; Assignment               46
          ----------------------------
    11.5  Severability                               46
          ------------
    11.6  Other Remedies                             46
          --------------
    11.7  Governing Law                              46
          -------------
    11.8  Rules of Construction                      47
          ---------------------
ARTICLE XII - DEFINITIONS                            47
    12.1  Definitions                                47
          -----------

                                 SCHEDULES


    Schedule 2.1         Jurisdictions of Incorporation and Qualification
    Schedule 2.2         Capitalization
    Schedule 2.5         Governmental Approvals
    Schedule 2.6         No Violations
    Schedule 2.7         Litigation
    Schedule 2.9         Absence of Certain Changes or Events
    Schedule 2.13        Contracts
    Schedule 2.14        Employee Benefit Plans
    Schedule 2.15        Taxes
    Schedule 2.16        Liabilities
    Schedule 2.17        Environmental Matters
    Schedule 2.18        Intellectual Property
    Schedule 2.19(b)     Real Estate - Leased
    Schedule 2.20        Corporate Records
    Schedule 2.22        No Adverse Actions
    Schedule 2.23        Labor Matters
    Schedule 2.27        Year 2000 Compliance
    Schedule 3.1         Parent Jurisdictions of Incorporation and
                         Qualification
    Schedule 3.2         Parent Securities Filings
    Schedule 3.3         Parent Subsidiaries
    Schedule 3.7(b)      Parent Litigation
    Schedule 3.8         Parent Liabilities
    Schedule 3.9         Absence of Certain Changes or Events
    Schedule 3.13        Parent Contracts
    Schedule 6.6(b)(i)   Web Securities Issuances, Etc.
    Schedule 6.6(b)(ii)  Parent Securities Issuances, Etc.